EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT

FOR

BELMAR VILLAS

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PURCHASE AND SALE AGREEMENT
FOR
BELMAR VILLAS

THIS PURCHASE AND SALE AGREEMENT FOR BELMAR VILLAS (“Agreement”), dated May 22, 2017, is by and between Seagate Belmar Associates, LLC, a Colorado limited liability company (“Seller”), whose address is c/o Seagate Colorado Partners, LLC, ATTN: Trent Isgrig, 370 17th Street, Suite 4950, Denver, CO 80202, and Steadfast Asset Holdings, Inc., California corporation (“Purchaser”), whose address is 18100 Von Karman, Suite 500, Irvine, CA 92612, ATTN: Ana Marie del Rio.

R E C I T A L S:

A.    Seller wishes to sell to Purchaser and Purchaser wishes to acquire from Seller, all of Seller’s right, title and interest in and to the following property on the terms and conditions set forth in this Agreement:

1.    That certain real property located at 700 South Reed Court in the City of Lakewood, County of Jefferson, State of Colorado, known as the “Belmar Villas”, legally described on Exhibit A attached hereto, all rights, privileges, tenements, hereditaments and appurtenances on or in any way appertaining to the Real Property, including, without limitation, easements for ingress, egress, parking, drainage and utilities, and all land lying between the boundaries of the land and the center line of any adjacent street, road or alley, or any portion thereof, in which Seller has a right to or interest (collectively, “Real Property”);

2.    All improvements, including without limitation, apartments units, buildings, structures, fixtures, and amenities in connection with such improvements located on the Real Property (collectively “Improvements”);

3.    All fixtures, equipment, machinery, tools, spare parts, other tangible assets and all other personal property owned by Seller (excluding personal property owned by the tenants and all bank accounts maintained by Seller or its management company), if any, located on or in, or used exclusively in the operation of, the Real Property and Improvements (collectively “Personal Property”); the material components of the Personal Property as of the date hereof are described on Exhibit K attached hereto;

4.    Subject to Section 4.1C below, all of Seller's assignable rights, if any, to the contracts or agreements for service, repair, maintenance, supply and all other contracts relating specifically and uniquely to the operation or maintenance of the Real Property, Improvements or Personal Property other than the property management agreement (collectively “Service Contracts”); the Service Contracts in effect as of the date hereof are more particularly described on Exhibit B attached hereto;

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5.    All of the right, title and interest of Seller under any and all leases or other occupancy agreements (including security deposits) for any portion of the Real Property or Improvements (“Leases”); the Leases in effect as of the date hereof are described on Exhibit C attached hereto (the “Rent Roll”); and

6.    To the extent assignable, all of the right, title and interest of Seller under all signage, trade names, trademarks, licenses, permits, contract rights, warranties, guarantees, software and licenses, land use entitlements, and any and all other intangible personal property associated with or related to the Real Property, Improvements or Personal Property, including without limitation, the name “Belmar Villas”, websites, web domains and internet addresses, phone number(s) for the Real Property or Improvements, all fax number(s) for the Real Property or Improvements, and logos (“Intangibles”).

B.    All of the foregoing Real Property, Improvements, Personal Property, Service Contracts, Leases and Intangibles are hereinafter collectively called the “Property.” Included in the Property shall be any and all the foregoing items in which any affiliate of Seller has any right, title or interest, to the extent the same is used solely in connection with the Real Property or Improvements unless otherwise expressly agreed to by Purchaser; it being understood and agreed that Seller shall cause such affiliate to convey the same to Purchaser at Closing.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the “Deposit” (as defined below) and the mutual agreements contained herein, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Property, subject to, and in accordance with, the express terms and conditions contained in this Agreement.

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AGREEMENT

ARTICLE I
DEPOSIT

1.1    Deposit. Within two (2) business days of the “Effective Date” (defined below), Purchaser shall deliver to Fidelity National Title Insurance Company, at 1300 Dove Street, Suite 310, Newport Beach, CA 92660, Attention: Brian Lewis and Karen Robertson (“Title Company”) in immediately available good funds an earnest money deposit in the amount of $650,000 (“Initial Deposit”), which shall be held and disbursed by the Title Company in accordance with the terms hereof. Notwithstanding anything else contained in this Agreement to the contrary, on June 2, 2017 (“Initial Non-Refundable Date”) a portion of Initial Deposit in the amount of $500,000 shall become non-refundable (“Non-Refundable Deposit”), be held by the Title Company as provided in this Agreement and remain the sole and exclusive property of Seller, other than if Purchaser terminates this Agreement as a result of (i) a “Default by Seller” (as defined below), (ii) a “New Defect Termination Notice” (as defined below), (iii) a “Post-Effective Date Change” (as defined below), or (iv) casualty or condemnation as provided in Sections 8.1 and 8.2 hereof; provided, however, if Seller fails to deliver the Title Documents in accordance with Section 3.2 or the Evaluation Materials in accordance with Section 4.1A, the Initial Non-Refundable Date shall be extended by one (1) day for each day delivery of the Title Documents and/or Evaluation Materials is delayed (without duplication). The balance of the Initial Deposit in the amount of $150,000 shall be held by the Title Company as provided in this Agreement, and shall be refundable to Purchaser prior to the date that Purchaser delivers to Seller the “Closing Notice” (defined below) and otherwise as expressly provided in this Agreement. Unless this Agreement is otherwise terminated, no later than two (2) business days following the expiration of the “Review Period”, defined in Section 4.1B below, Purchaser shall deliver to Title Company in immediately available good funds an additional earnest money deposit in the amount of $650,000 (“Additional Deposit”), which shall be held and disbursed by the Title Company in accordance with the terms hereof. The Initial Deposit and the Additional Deposit (if made), together with all accrued interest thereon, are collectively called the “Deposit”. The Deposit shall be held by the Title Company pursuant to the terms and provisions of that certain escrow agreement attached hereto as Exhibit D (“Escrow Agreement”). The Deposit shall become non-refundable as and when provided in this Agreement, and subject to the conditions and exceptions relating thereto expressly set forth in this Agreement. The Deposit shall be applied to the Purchase Price at Closing.

ARTICLE II
PURCHASE PRICE

2.1    Purchase Price. The purchase price for the Property shall be $63,300,000 (“Purchase Price”). The Purchase Price shall be paid to Seller by Purchaser at “Closing” (defined below) as follows:

A.Deposit. The Deposit, as a credit toward the Purchase Price; and

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B.Cash. The balance of the Purchase Price, adjusted for prorations as provided in Section 10.3 below, and for other costs and credits expressly provided for in this Agreement, shall be payable at Closing by Purchaser by wire transfer to Title Company.

ARTICLE III
TITLE

3.1    Status of Title to the Property. Subject to the terms of this Agreement, Seller shall sell the Property to Purchaser, and title thereto shall be conveyed to, and accepted by, Purchaser at Closing, subject only to the “Permitted Exceptions” defined below.

3.2    Owner’s Title Evidence.

A.    Title. On or before five (5) days from the Effective Date, Seller shall, at Seller’s sole cost and expense, cause the Title Company to deliver to Purchaser a current title commitment (“Title Commitment”) to issue to Purchaser a 2006 A.L.T.A. Owner’s Policy of basic coverage title insurance (“Title Policy”), in the amount of $63,300,000. Seller shall pay the costs to issue the basic Title Policy. Seller also shall pay the cost of any endorsements to the Title Policy insuring over any Title Defect, Survey Defect, or New Defect that Seller has agreed to cure as provided in Sections 3.2B, 3.2C, and 3.3 below (provided the endorsement is necessary to affect the cure of such defect in Seller’s reasonable discretion). The cost of any other endorsements to the Title Policy shall be borne by Purchaser, including deletion of the standard preprinted exceptions. In addition to the Title Commitment, Seller shall cause Title Company to simultaneously deliver to Purchaser copies of all documents identified in Schedule B and the Requirements section of the Title Commitment, and a copy of the most recent Tax Certificate applicable to the Property (collectively, “Title Documents”).

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B.    Objection. Purchaser shall have until seven (7) days after receipt of the Title Documents (the “Title Objection Deadline”) to notify Title Company and Seller in writing (“Title Defect Notice”) of any defect in the title of the Property or any other matter deemed unacceptable to Purchaser disclosed by the Title Commitment or the Title Documents (“Title Defect”). If Purchaser has not provided the Title Defect Notice to the Title Company and Seller on or before the Title Objection Deadline, the matters identified in Schedule B of the Title Commitment shall be deemed to be “Permitted Exceptions”, but Seller shall remain responsible for satisfying any Requirements necessary to issue the basic coverage Title Policy. Seller may notify Purchaser in writing of Seller’s election to cure the Title Defect(s) noted in the Title Defect Notice (“Seller Title Response Notice”) on or before two (2) business days after receipt of the Title Defect Notice (“Seller Title Response Date”). If Seller fails to provide to Purchaser the Seller Title Response Notice on or before the Seller Title Response Date, Seller shall be deemed to have elected not to cure the Title Defect(s). Purchaser may, by written notice to Seller (“Purchaser Title Response Notice”) within two (2) business days after receipt of the Seller Title Response Notice, or the Seller Title Response Date, whichever is earlier (“Purchase Title Response Date”) (a) elect to waive such Title Defects and proceed to close; or (b) terminate this Agreement, in which case this Agreement shall terminate, the Initial Deposit, other than the Non-Refundable Deposit, shall be returned to Purchaser, and the Title Company shall immediately release the Non-Refundable Deposit to Seller without additional instruction or action by Seller or Purchaser; provided, however, if Purchaser terminates this Agreement pursuant to the terms hereof prior to the Initial Non-Refundable Date, the entire Initial Deposit shall be returned to Purchaser and Seller shall have no claim thereto or right therein. If Purchaser fails to deliver the Purchaser Title Response Notice on or before the Purchaser Title Response Date, Purchaser shall be deemed to have elected to waive the Title Defects and proceed to close. The term “Permitted Exceptions” as used in this Agreement shall be deemed to mean (i) rights of tenants (as tenants only) under all Leases in effect as of the Closing Date; (ii) liens or encumbrances arising out of any activity of Purchaser with respect to the Real Property; (iii) any matters shown in the Title Commitment to which Purchaser does not object, or for which Purchaser waives its objections; and (iv) Survey Defects to which Purchaser does not object, or for which Purchaser waives its objections. Notwithstanding anything to the contrary contained in this Agreement, except to the extent caused by Purchaser, Seller shall have an affirmative obligation to remove from title on or before Closing (i) any and all monetary liens and encumbrances incurred by, through or under Seller; (ii) any other exception to title created by, through or under Seller after the Effective Date of this Agreement and to which Purchaser has not consented in writing, and (iii) any Title Defect that Seller has specifically agreed to cure in writing and any Requirement of Seller in the Title Commitment, and in no event will such liens or encumbrances constitute Permitted Exceptions.

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C.    Survey. Purchaser, at its election and sole cost and expense, may cause to be prepared and delivered to Seller and the Title Company an updated A.L.T.A. Land Title Survey for the Real Property and Improvements in accordance with the “Minimum Standards Detail Requirements for A.L.T.A./N.S.P.S. Land Title Survey Jointly Established in 2016” and such items of Table A thereof as Purchaser may desire (the “Updated Survey”). In the event the existing survey delivered by Seller to Purchaser (“Existing Survey”), or, if obtained prior to the “Survey Objection Deadline”, defined below, the Updated Survey discloses any matter which would prevent the Title Company from deleting the standard survey exceptions from the Title Policy, or discloses any other defect as determined by Purchaser (“Survey Defect”), Purchaser shall provide written notice (“Survey Defect Notice”) to Seller and the Title Company on or before June 9, 2017 (“Survey Objection Deadline”). Purchaser shall have waived any right to object to any new survey matter not contained in the Existing Survey but shown on the Updated Survey in the event the Updated Survey is not prepared and delivered to Seller on or before expiration of the Survey Objection Deadline. If Purchaser has not provided the Survey Defect Notice to the Title Company and Seller on or before the Survey Objection Deadline, the Existing Survey or the Updated Survey shall be deemed approved by Purchaser. Seller may notify Purchaser in writing of its election to remedy the Survey Defect (“Seller Survey Notice”) within two (2) business days after receipt of the Survey Defect Notice (“Seller Survey Response Date”). If Seller fails to provide the Seller Survey Notice on or before the Seller Survey Response Date, Seller shall be deemed to have elected not to cure the Survey Defect. Purchaser may, by written notice to Seller (“Purchaser Survey Response Notice”) within two (2) business days after receipt of the Seller Survey Notice, or the Seller Survey Response Date, whichever is earlier (“Purchaser Survey Response Date”) (a) elect to waive such Survey Defects and proceed to close; or (b) terminate this Agreement. If Purchaser fails to deliver the Purchaser Survey Response Notice on or before the Purchaser Survey Response Date, Purchaser shall be deemed to have elected to waive the Survey Defects and proceed to close. Notwithstanding anything to the contrary contained in this Agreement, except to the extent caused by Purchaser, Seller shall have an affirmative obligation to remedy any Survey Defect that Seller has specifically agreed, in a Seller Survey Response Notice, to remedy, at or prior to Closing.

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3.3    Unpermitted Exceptions. If at any time after the Initial Non-Refundable Date Purchaser discovers title to the Property is subject to material matters not disclosed prior to the Initial Non-Refundable Date or if the Updated Survey discloses material matters not disclosed on the Existing Survey (each, a “New Defect”), Purchaser shall deliver written notice of any New Defect (“Additional Notice”) to Seller within five (5) days after Purchaser receives notice of such matters (“Additional Objection Deadline”). Failure of Purchaser to deliver the Additional Notice on or before expiration of the Additional Objection Deadline shall constitute a waiver by Purchaser of any New Defect. Seller shall have two (2) business days after receipt of any Additional Notice (“Additional Seller Response Date”) to cure, or not cure, the New Defect, or if applicable, obtain the agreement of Title Company to issue an endorsement to the Title Policy in a manner reasonably satisfactory to Purchaser to insure against such New Defect, and upon such endorsement being provided or cure obtained, the New Defect shall be deemed a Permitted Exception. If Seller is unable or unwilling to obtain such endorsement or cure on or before expiration of the Additional Seller Response Date, Purchaser shall have the option to terminate this Agreement by delivering written notice to Seller of its election to terminate (“New Defect Termination Notice”) on or before two (2) business days after expiration of the Additional Response Date (“New Defect Termination Date”), in which case the Deposit shall be returned to Purchaser. Failure of Purchaser to deliver the New Defect Termination Notice on or before the New Defect Termination Date shall be deemed to be an election by Purchaser to waive such New Defects and such New Defects shall be Permitted Exceptions.

3.4    Title Policy. As soon as practicable after Closing, Title Company will deliver to Purchaser the Title Policy to the Real Property in the name of Purchaser and in the amount indicated in Section 3.2 above, subject only to the Permitted Exceptions, and with all endorsements required hereunder.

ARTICLE IV
PRE-CLOSING CONDITIONS

4.1    Contingencies. In addition to the matters described in Article III above, Purchaser’s obligation to purchase the Property is expressly conditioned upon the matters set forth in this Section 4.1:

A.    Evaluation Materials. No later the Effective Date, Seller shall, at the sole expense of Seller, deliver to Purchaser (in electronic format to the extent feasible, which may be via designated secured internet website) or otherwise make available to Purchaser at the address of the Property, legible and complete copies of the following items or information to the extent in the actual possession of Seller, any affiliate of Seller, or Seller’s property manager or agents. In the event the items set forth below are not in the actual possession or control of Seller, any affiliate of Seller, or Seller’s property manager or agents, there shall be no obligation to deliver such items to Purchaser:

(i)All Service Contracts;

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(ii)List of all security deposits paid to Seller in connection with the Leases as described on Rent Roll;

(iii)Current Rent Roll certified to Seller’s actual knowledge which identifies the names of the current tenants and the units leased by such tenants, which Rent Roll shall be updated and recertified by Seller at Closing;

(iv)Operating Statements from July 26, 2013 to 2017 year to date for the Property and year-end financial statements (trailing twelve (12) and past two (2) years) ;

(v)Physical and economic vacancy reports from July 26, 2013 to 2017 year to date for the Property;

(vi)List of all capital expenditures for the Property performed by Seller, if any;

(vii)All Leases, management and occupancy reports for the Property and net rental rates and income for the last twelve (12) months. Additionally, Seller shall make available all leasing materials, manuals, rules and regulations, and existing Lease files for Purchaser’s review at the office of Seller’s property manager, including rent surveys and market studies for 2017, if any;

(viii)2016 bill for taxes, and bills for insurance for the Property from 2016 and 2017 year to date;

(ix)Utility account numbers, and utility bills, including without limitation, natural gas, electric, water, sewer and trash collection from 2016 and 2017 year to date;

(x)All, soils reports, drainage studies, as-built plans and surveys, environmental audits for the Property, termite inspection reports and boiler inspection reports, if any;

(xi)A list of all Personal Property included in the sale of the Property;

(xii)Copies of all warranties for the Improvements, if any;

(xiii)A claims report identifying all insurance claims with respect to the Property, if any, commenced after July 26, 2013, and all pending insurance claims (even if commenced prior to July 26, 2013);

(xiv)Existing title policy for the Real Property;

(xv)Maintenance records/work orders, including water intrusion log, for past twelve (12) months;

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(xvi)Operation & Maintenance Manuals, if any, for maintenance of equipment or hazardous materials;

(xvii)Copies of all licenses, permits, and governmental approvals, including the business license (with expiration date & annual costs), fictitious business name statements and building permits (showing placed in service/completion dates);

(xviii)Warranties in effect, if any (construction, roof, mechanical equipment, etc.);

(xix)General Ledger, prior year, most recent quarter-end and 2017 year to date (in Excel format);

(xx)Bank Statements and Reconciliations, prior year, most recent quarter-end and 2017 year to date (monthly);

(xxi)Aged Delinquency Report (showing total rent outstanding) with status of any files placed for eviction or collection;

(xxii)Current insurance certificates and related Declaration Pages: Evidence of Commercial Property Insurance and Certificate of Insurance and copies of all current Certificates of Liability Insurance for any commercial tenants (including laundry and cell towers);

(xxiii)Insurance loss run history, past two (2) years and 2017 year to date (property & general liability);

(xxiv)Pending litigation summary and copies of all pleadings, if applicable;

(xxv)	Any unrecorded:

A.	Condo/Association documents (articles of incorporation, bylaws, CC&R’s, Declaration of Horizontal Regime, budgets, material notices, rules and regulations, etc.);

B.	development agreements or restrictions with any private party;

C.	agreements for shared roadways, driveways or other access;

D.	reciprocal easement agreements or shared used agreements for any amenities; or

E.	other agreements that will be binding on the property after closing or that provide any material benefit to or obligation on the property, including any specific plan associated with subdivision; and

(xxvi)	the Existing Survey.

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All of the items listed in (i) through (xxv), together with any other documents relating to the Property reasonably requested by Purchaser and customarily provided in similar transactions (to the extent in the actual possession of Seller, any affiliate of Seller, or Seller’s property manager or agents), are collectively called the “Evaluation Materials”.

B.Review Period. Purchaser shall have until June 16, 2017 at 5:00 PM Mountain Time (“Review Period”), to review all matters affecting or relating to the Property, other than title and survey matters pursuant to Sections 3.2B and 3.2C above, and to otherwise evaluate and analyze the feasibility of the Property for Purchaser’s intended use thereof, at Purchaser’s sole cost and expense. Purchaser may elect in its sole, absolute, and unfettered discretion to (i) purchase the Property by (x) notifying Seller in writing on or before expiration of the Review Period of its intent to purchase the Property subject and pursuant to the terms of this Agreement (“Closing Notice”), and (y) delivering the Additional Deposit on or before two (2) business days after expiration of the Review Period, at which time the Deposit shall become nonrefundable, except as otherwise expressly provided in this Agreement; or (ii) terminate this Agreement by notifying Seller in writing on or before expiration of the Review Period (“Termination Notice”), in which case this Agreement shall terminate, the Initial Deposit, other than the Non-Refundable Deposit, shall be returned to Purchaser, and the Title Company shall immediately release the Non-Refundable Deposit to Seller without additional instruction or action by Seller or Purchaser; provided, however, if Purchaser terminates this Agreement pursuant to the terms hereof prior to the Initial Non-Refundable Date, the entire Initial Deposit shall be returned to Purchaser and Seller shall have no claim thereto or right therein. In the event Purchaser fails to provide to Seller the Closing Notice or Termination Notice on or before expiration of the Review Period or fails to timely deposit the Additional Deposit, this Agreement shall automatically terminate, in which case this Agreement shall become null and void and of no further force and effect except as otherwise provided herein, the Initial Deposit, other than the Non-Refundable Deposit, shall be returned to Purchaser, and the Title Company shall immediately release the Non-Refundable Deposit to Seller without additional instruction or action by Seller or Purchaser.

C.Service Contracts. At or prior to Closing, Seller shall terminate all Service Contracts relating to the Property (and provide copies of such termination notices to Purchaser), unless Purchaser otherwise directs Seller pursuant to written notice provided to Seller prior to expiration of the Review Period. Any termination notice of a Service Contract shall include express instructions that such vendor shall not be permitted to enter upon or have access to the Property from and after the Closing Date.  If any Service Contract cannot be terminated or is assigned to Purchaser at Purchaser’s sole discretion, and such Service Contract requires the consent of the other party as a condition to assignment, Seller will use commercially reasonable efforts to obtain such consent both prior to and after Closing. Notwithstanding anything contained in this Agreement to the contrary, in no event shall Seller be required to terminate any Service Contracts which by their terms are not terminable without payment by Seller of a penalty, charge or premium (unless Purchaser elects to pay such penalty, charge or premium at Closing). Seller’s obligations under this Section shall survive Closing for a period of three (3) months.

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Should any contingency set forth in this Section 4.1 fail for any reason prior to the Closing, other than a “Default by Purchaser” (defined below), the Initial Deposit, other than the Non-Refundable Deposit, shall be paid and released immediately to Purchaser, and the Title Company shall immediately release the Non-Refundable Deposit to Seller without additional instruction or action by Seller or Purchaser; provided, however, if such failure occurs for any reason prior to the Initial Non-Refundable Date, the entire Initial Deposit shall be returned to Purchaser and Seller shall have no claim thereto or right therein. Notwithstanding the foregoing, the contingencies set forth in this Section 4.1 are for the benefit of Purchaser and Purchaser, in its sole and absolute discretion, may waive any or all of such contingencies and proceed to the Closing.

4.2    Termination.

If Purchaser terminates this Agreement pursuant to any express right to terminate set forth in this Agreement, other than as a result of (i) a Default by Seller, (ii) a New Defect Termination Notice, (iii) a Post-Effective Date Change, or (iv) casualty or condemnation as provided in Sections 8.1 and 8.2, the Deposit, other than the Non-Refundable Deposit, shall be returned to Purchaser as Purchaser’s sole and exclusive remedy, the Title Company shall immediately release the Non-Refundable Deposit to Seller without additional instruction or action by Seller or Purchaser, and both parties shall be released from any and all liabilities and obligations hereunder except as otherwise stated herein; provided, however, if Purchaser terminates this Agreement prior to the Initial Non-Refundable Date, the entire Initial Deposit shall be returned to Purchaser and Seller shall have no claim thereto or right therein. In the event of Default by Seller, Purchaser shall also have the remedies set forth in Section 11.1 hereof. Following any termination of this Agreement for any reason, if requested by Seller, Purchaser shall deliver to Seller within three (3) business days of such termination: (i) the Evaluation Materials; and (ii) subject to payment by Seller of Purchaser’s actual costs thereof, subject to any restrictions of the any third party, any and all third party reports and studies performed for Purchaser with respect to the Property; provided Purchaser makes no representations or warranties whatsoever regarding such report or study, including without limitation regarding the accuracy or completeness of such reports or studies, and provided further that Seller shall have no right of reliance thereon except as may be expressly agreed by the maker thereof.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLER

As of the date of Seller’s execution of this Agreement, Seller represents and warrants to Purchaser as follows:

5.1    Organization and Standing. Seller is duly organized, validly existing and in good standing under the laws of Colorado, authorized to transact business in the State of Colorado, and has full power and authority to own and operate its properties and to carry on its business in the State of Colorado.

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5.2    Authority. Seller has full power and authority to enter into this Agreement and consummate the transaction contemplated hereunder and this Agreement and such transaction has been duly authorized by all necessary entity action and all required consents and approvals have been duly obtained. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

5.3    Bankruptcy. Seller has not (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition for bankruptcy or suffered the filing of an involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all or substantially all of its assets; (d) suffered the attachment or other judicial seizure of all or substantially all, of its assets; (e) made an offer of settlement, extension or composition to its creditors generally; or (f) admitted in writing the inability to pay its debts as they mature.

5.4    Leases. Except as set forth on Exhibit C, no other Leases exist with respect to the Real Property and, to Seller's actual knowledge, there are no persons leasing, using or occupying the Real Property or Improvements, or any part thereof, except the tenants under the Leases. The Rent Roll attached hereto as Exhibit C is, and each updated Rent Roll provided after the date hereof will be, accurate and complete in all material respects as of the date thereof with respect to collections, delinquencies, and security deposits, and to Seller’s actual knowledge, in all other respects. The list of Leases set forth on Exhibit C is a true, correct and complete list of all leases for units at the Real Property, and to Seller's actual knowledge, all leases are in full force and effect, enforceable against the parties thereto, and current rent is accruing thereunder. To Seller’s actual knowledge, Seller is not in material default under any of the Leases and Seller has not received notice of any material default by any of the tenants under any of the Leases. To Seller’s actual knowledge, none of the tenants under any of the Leases are in material default thereunder except as set forth on Exhibit E-1. Except as set forth on the applicable Rent Roll, to Seller’s actual knowledge: (a) no monthly rent has been paid more than one (1) month in advance and no security deposit or prepaid rent has been paid, (b) no concession, moving or relocation allowance or credit, or other payment or credit of any kind is presently owed, or will or could become due and payable, to any tenant under the Leases. Seller has (and can convey at Closing) good title to the Leases, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever, other than liens, encumbrances and security interests that will be terminated at or prior to Closing.

5.5    Litigation. Except as set forth in Exhibit E-2 attached hereto (for which all pleadings have been provided by Seller as part of the Evaluation Materials), there is no other litigation, suit, action, proceeding or investigation, tax contest, arbitration proceeding or eminent domain proceeding, pending, or to Seller's actual knowledge, threatened in writing, at law or in equity, before any federal or state court or any governmental department, commission, board, bureau or instrumentality against Seller, the Property, or any portion thereof or the operation or management thereof.

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5.6    No Governmental Notices. To Seller’s actual knowledge, Seller has not received from any governmental agency or division any written notice of violation of any environmental law or zoning, building or housing regulation regarding the Property, or other laws, codes, statutes, ordinances, rules, or regulations applicable to the Property, during its period of ownership of the Property, and to Seller's actual knowledge, the Property is currently in compliance with all applicable federal, state and local laws, codes, statutes, ordinances, rules, and regulations. Seller has not received any written notice from any insurance broker, agent or underwriter that any noninsurable condition exists in, on or about the Real Property, Improvements or any part thereof. To Seller’s actual knowledge, Seller has performed, satisfied and discharged all of the obligations, requirements and conditions imposed on the Seller or the Property by the Permitted Exceptions.

5.7    No Consent. To Seller’s actual knowledge, no consent, approval, authorization, permit or license from any federal, state or local regulatory authority is required to be obtained by Seller in connection with the transaction contemplated herein.

5.8    No Breach. Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will constitute a breach under any contract or agreement to which Seller is a party or, to Seller’s actual knowledge, by which Seller is bound or affected or which affects the Property or any part thereof, or of any law, rule, license, regulation, judgment, order or decree governing or affecting Seller or the Property.

5.9    No Other Agreement. Seller has not granted to any party, other than Purchaser hereunder, any option, contract, or other agreement with respect to a purchase or sale of the Property or any portion thereof or any interest therein.

5.10    No Assessments. To Seller’s actual knowledge, other than set forth in the Title Commitment, Seller has not received any written notice of any special assessments, levies or taxes imposed or to be imposed affecting the Property and is not aware of any action regarding the potential formation of any district or authority empowered to so assess a tax or levy.

5.11    No Blocked Party. To Seller’s actual knowledge, Seller is currently in compliance with and shall at all times prior to Closing remain in compliance with the regulations of the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) (including those named in OFAC’s Specially Designated and Blocked Persons list) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

5.12    Personal Property. To Seller’s actual knowledge, Exhibit K attached hereto is a materially accurate and complete list of all material Personal Property. All of the Personal Property is located at the Real Property. Seller has (and can convey at Closing) good title to the Personal Property, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever, other than liens, encumbrances and security interests that will be terminated at or prior to Closing.

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5.13    Service Contracts. All of the Service Contracts are described in Exhibit B attached hereto.

5.14    Defects. To Seller’s actual knowledge, Seller has received no written notice of any of the following, except as otherwise included the Evaluation Materials: (a) material defects or deficiencies in the design, construction, fabrication, manufacture or installation of the Improvements or any part thereof or any system, element or component thereof, and (b) material damage or defect in the material systems, elements and components of the Property (i.e., the roof, foundation and structural elements, and the elevator (if any), mechanical, electrical, HVAC, heating, plumbing and life safety systems).

5.15    Evaluation Materials. To Seller’s actual knowledge, the copies of the Evaluation Materials provided or made available to Purchaser are those relied upon by Seller in the ordinary course of business.

5.16    Modification of Seller’s Representations and Warranties by Supplemental Annex. All representations and warranties of Seller contained in this Agreement shall be deemed remade and shall be true and correct in all material respects on and as of Closing (except as modified by Seller in writing, notice of which shall be delivered to Purchaser prior to Closing, to the extent permitted herein) as if then made; provided, however, that if on the Closing Date any such representations and warranties are not true and correct in all material respects, including as a result of a change in the facts and circumstances underlying such representations and warranties first occurring after the Effective Date (a “Post-Effective Date Change”), Purchaser shall be entitled to terminate this Agreement and receive the return of its Deposit and, if and only if (x) such representation or warranty was not true and correct in all material respects as of the Effective Date, or (y)(i) Purchaser first becomes aware of a Post-Effective Date Change after the expiration of the Review Period, and (ii) such Post-Effective Date Change is due to a Default by Seller, then Purchaser shall also be entitled to its rights and remedies under Section 11.1 below. For purposes hereof, a representation or warranty shall not be deemed to have been breached if the representation or warranty is not true and correct in all material respects as of the Closing Date by reason of changed facts or circumstances which, pursuant to the terms of this Agreement, are expressly permitted to have occurred.

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5.17    Survival of Seller’s Representations and Warranties. Subject to the “Cap” (as defined below), Seller hereby agrees to indemnify and hold Purchaser harmless from and against all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, (i) that may be suffered or incurred by Purchaser if any representation or warranty made by Seller in this Article V was untrue or incorrect in any material respect when made (including the representations and warranties which are remade pursuant to Section 5.16 hereof) or that may be caused by any breach by Seller of this Agreement, or (ii) arising from or based on any failure by Seller to perform all obligations of Seller in accordance with the Leases, Contracts, Approvals, Permitted Exceptions or applicable laws before the Closing Date, or any third party property damage or personal injury occurring in, on or about the Property before the Closing Date. The representations and warranties of Seller set forth in this Article V shall survive Closing for a period of nine (9) months only. No claim for indemnity under this Section 5.17 shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Purchaser prior to Closing (it being understood and agreed that Purchaser’s remedies with respect to any such breach actually discovered by Purchaser prior to Closing shall be as set forth in Section 11.1 below), (b) unless the valid claims for all such breaches collectively aggregate more than $15,000, in which event the full amount of such claims shall be actionable, and (c) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of the nine (9) month period set forth above and an action shall have been commenced by Purchaser against Seller within a reasonable period of time after the termination of the survival period provided for above in this Section 5.17. As used in this Section 5.17, the term “Cap” shall mean the total aggregate amount of $949,500. In no event shall Seller’s aggregate liability to Purchaser for breach of any representation or warranty of Seller in this Article V exceed the amount of the Cap.

5.18    To Seller’s Actual Knowledge. For purposes of this Agreement, “to Seller’s actual knowledge” means the current actual knowledge, without inquiry or investigation, of Trent Isgrig (“Knowledge Individual”), and shall not apply to or be construed to apply to information or material which may be in the possession of Seller generally or incidentally, but which is not actually known to the Knowledge Individual; it being understood and agreed that the Knowledge Individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby. Seller represents that Knowledge Individual is responsible for asset management of the Property, was and/or is directly involved with the purchase, leasing and/or sale of the Property, and is the best individual to make the representations above.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PURCHASER

As of the date of Purchaser’s execution of this Agreement, Purchaser represents and warrants to Seller as follows:

6.1    Organization and Standing. Purchaser is duly organized, validly existing and in good standing under the laws of the state of its formation.

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6.2    Authority of Purchaser. Purchaser has full power and authority to enter into Agreement and consummate the transaction contemplated hereunder and such transaction has been duly authorized by all necessary action by Purchaser, and all required consents and approvals have been duly obtained. This Agreement is a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

6.3    Absence of Contractual or Other Restrictions. The entering into and consummation of the transaction contemplated hereunder will not result in any default under or violation of any of the terms or provisions of any contract, lease or any agreement to which Purchaser is a party or, to Purchaser’s actual knowledge, by which Purchaser may be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting Purchaser.

6.4    Litigation. There are no actions, suits, proceedings or investigations, arbitration proceedings or eminent domain proceedings pending or, to Purchaser’s actual knowledge, threatened in writing, at law or in equity, before any federal or state court or any governmental department, commission, board, bureau or instrumentality against Purchaser which would materially adversely affect Purchaser or the transaction contemplated herein.

6.5    No Blocked Party. To Purchaser’s actual knowledge, Purchaser is currently in compliance with and shall at all times prior to Closing remain in compliance with the regulations of OFAC (including those named in OFAC’s Specially Designated and Blocked Persons list) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

6.6    Modification of Purchaser’s Representations and Warranties by Supplemental Annex. All representations and warranties of Purchaser contained in this Agreement shall be deemed remade and shall be true and correct on and as of Closing (except as modified by Purchaser in writing, notice of which shall be delivered to Seller prior to Closing) as if then made.

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6.7    Survival of Purchaser’s Representations and Warranties. Subject to the Cap defined in Section 5.17 above, Purchaser hereby agrees to indemnify and hold Seller harmless from and against all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, (i) that may be suffered or incurred by Seller if any representation or warranty made by Purchaser in this Article VI was untrue or incorrect in any material respect when made (including the representations and warranties which are remade pursuant to Section 6.6 hereof) or that may be caused by any breach by Purchaser of this Agreement, or (ii) arising from or based on any failure by Purchaser to perform all obligations of Purchaser in accordance with the Leases, Contracts, Approvals, Permitted Exceptions or applicable laws from and after the Closing Date, or any third party property damage or personal injury occurring in, on or about the Property from and after the Closing Date. The representations and warranties of Purchaser set forth in this Article VI shall survive Closing for a period of nine (9) months. No claim for indemnity under this Section 6.7 shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Seller prior to Closing (it being understood and agreed that Seller’s remedies with respect to any such breach actually discovered by Seller prior to Closing shall be as set forth in Section 11.2 below), (b) unless the valid claims for all such breaches collectively aggregate more than $15,000, in which event the full amount of such claims shall be actionable, and (c) unless written notice containing a description of the specific nature of such breach shall have been given by Seller to Purchaser prior to the expiration of the nine (9) month period set forth above and an action shall have been commenced by Seller against Purchaser within a reasonable period of time after the termination of the survival period provided for above in this Section 6.7. In no event shall Purchaser’s aggregate liability to Seller for breach of any representation or warranty of Purchaser in this Article VI exceed the amount of the Cap defined in Section 5.17 above.

ARTICLE VII
COVENANTS

7.1Seller’s Covenants. Seller hereby covenants and agrees that prior to Closing, Seller: (i) shall continue to maintain and otherwise operate the Property in the ordinary course of business in the same manner as the Property has been operated by Seller immediately prior to the acceptance and delivery of this Agreement, ordinary wear and tear excepted, including, without limitation, maintenance of substantially the same advertising and marketing programs for the Property in effect as of the Effective Date, and including entering into new Leases and/or modifying or terminating existing Leases affecting all or any portions of the Real Property at its current lease rates and concessions, except Seller shall not, without Purchaser’s consent (such consent not to be unreasonably withheld, conditioned or delayed), enter into any new Leases which (including any options to renew) exceeds a term of one (1) year; (ii) shall keep the Property insured at the current level of insurance maintained thereon; (iii) shall not seek or consent to any additional zoning, platting, replatting, subdivision or other change affecting the use of the Property or any administrative reclassification of the Property without Purchaser’s consent; (iv)  shall not extend or add to any existing improvements or construct additional improvements on the Property except in the ordinary course of replacing worn or obsolete items or otherwise making units rent ready without Purchaser’s consent (such consent not to be unreasonably withheld, conditioned or delayed), (v) shall not, without Purchaser’s prior written consent, enter into any contract for goods and services

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or otherwise affecting the Property or extend or modify any Service Contracts except in emergency situations or in situations that are critical to the operation of the Property, in which event such contract must be terminable upon no more than thirty (30) days’ notice without payment of any penalty, fee or other compensation, (vi) comply in all material respects with the Permitted Exceptions and all covenants, conditions, restrictions, laws, statutes, rules, regulations and ordinances applicable to the Property, (vii) not create or agree to any easements, liens, mortgages, encumbrances or other interests that would affect the Property or Seller’s ability to comply with this Agreement; (viii) not fail to pay in a timely fashion all proper bills for labor or services for work performed for or on behalf of Seller with respect to the Property; and (ix) as soon as Seller deems commercially reasonable, but in no event later than one (1) business day after Seller receives the Closing Notice, Seller shall (A) commence the defeasance process with respect to the existing loan encumbering the Property, excluding only the purchase of marketable securities to complete the defeasance process (the “Defeasance”) and promptly provide to Purchase written notice of commencement of the Defeasance (the “Defeasance Commencement Notice”), (B) continuously and in good faith use commercially reasonable efforts to obtain the approval and prompt completion of the Defeasance; and (C) until Closing, keep Purchaser apprised as to the status of the Defeasance, including providing prompt written notice to Purchaser when Seller and Seller’s lender’s servicer are ready, willing and able to defease Seller’s loan and complete the Defeasance (the “Defeasance Completion Notice”), excluding only the purchase of marketable securities to complete the Defeasance and subject to finalization, execution and delivery to the Title Company of all documents required to complete the Defeasance (“Defeasance Documents”). For purposes of this Section 7.1, consent of Purchaser shall be deemed to be obtained absent receipt by Seller of a written objection notice from Purchaser within three (3) business days of Seller’s written request. Additionally, Seller shall promptly (1) notify Purchaser in writing of any litigation, arbitration, condemnation or administrative hearing before any court or governmental agency concerning Seller or the Property that is instituted after the Effective Date, other than eviction or unlawful detainer actions that will be completed prior to Closing, (2) provide to Purchaser copies of any Leases or Service Contracts or amendments/modifications thereto entered into after the Effective Date (subject to the terms of this Section 7.1 above), and any documents or materials received by Seller from and after the Effective Date that would have been included in Evaluation Materials if received prior to such date, (3) within two (2) business days after Seller’s receipt of request therefor, provide to Purchaser an updated Rent Roll, (4) provide to Purchaser copies of all notices given or received by Seller after the Effective Date asserting (i) any breach or default under the Service Contracts, (ii) any violation of the Permitted Exceptions, (iii) any breach or default by Seller under the Leases, or (iv) any violation by Seller of any covenants, conditions, restrictions, laws, statutes, rules, regulations or ordinances applicable to the Property, and (5) provide to Purchaser copies of all written communications given or received by Seller after the Effective Date relating to any potential hazardous materials/substances that could affect the Property.

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7.23-14 Audit Information. Commencing on the Effective Date and continuing for a period of up to nineteen (19) months after Closing, upon Purchaser’s reasonable request, Seller shall promptly provide Purchaser with reasonable access to, and the right to inspect, Seller’s financial information and historical books and records (the “3-14 Audit Information”) in connection with the preparation by Purchaser’s auditors (or the auditors of Purchaser’s parent company) of a SEC Regulation S-X 3-14 Audit (“S-X 3-14 Audit”) of certain operating revenues and expenses with respect to the Property.  Seller further agrees to provide Purchaser’s auditors (or the auditors of Purchaser’s parent company) with reasonable access to Seller’s books and records relating to the Property as otherwise reasonably required to complete any such S-X 3-14 Audit.  Notwithstanding the foregoing, (x) in no event shall Seller be required to provide a management representation letter or make any representation or warranty with respect to the 3-14 Audit Information, (y) in no event shall Seller be required to prepare any reports or data with respect to any 3-14 Audit and Sellers sole obligation with respect to the 3-14 Audit Information shall be to provide Purchaser reasonable access to financial information and books and records in Seller’s possession, and (z) Purchaser hereby waives any and all claims against Seller with respect to the information comprising the 3-14 Audit Information and the compilation of the S-X 3-14 Audit.  The terms and conditions of this Section 7.2 shall survive the Closing.

7.3Purchaser’s Covenants. Purchaser hereby covenants and agrees between the Effective Date and Closing, that Purchaser shall reasonably cooperate with Seller, at no cost to Purchaser, to execute and deliver to third parties any required notices of the transfer of the Property and the release of Seller of its obligations under the Service Contracts, and the Leases.

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7.4Confidentiality. The Evaluation Materials are hereby deemed confidential and shall be kept confidential, and not be disclosed or published in any manner, by Purchaser without the express written consent of Seller, except for any Permitted Disclosures (as hereinafter defined). Additionally, except for any Permitted Disclosures, Purchaser and Seller agree to keep, and to direct their agents, employees, representatives and brokers to keep, the existence and content of this Agreement and the transaction contemplated herein confidential. Seller and Purchaser covenant and agree that neither of them will issue any press releases regarding the Property or the transaction contemplated herein that identifies the other party without the prior consultation and express written approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed. Seller hereby acknowledges and agrees that Purchaser or Purchaser’s representatives may communicate with any governmental authority or quasi-governmental authority for the purpose of gathering information in connection with the Property or the Seller, or the transaction contemplated by this Agreement. Notwithstanding anything to the contrary hereinabove set forth, either party may disclose such information: (w) to its employees, agents, representatives, brokers, consultants, contractors, potential lenders, and to members of professional firms serving it or its potential lenders, (x) to Title Company, (y) as permitted under the prior sentence, and (z) as any governmental or quasi-governmental agency may require, as is necessary in order to comply with applicable laws or any court order, or in response to or in connection with any legal process (collectively, the “Permitted Disclosures”). In addition, the confidentiality obligations of this Section 7.3 shall not apply to any information that is a matter of public record or generally available to the public (other than as a result of the disclosure thereof in breach of this Section). The provisions of this section shall survive Closing.

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ARTICLE VIII
DAMAGE, DESTRUCTION OR CONDEMNATION

8.1    Condemnation. If prior to Closing, Seller receives knowledge that all or any portion of the Real Property or Improvements are to be taken under any power of eminent domain or similar action, Seller shall promptly notify Purchaser. In the event that such taking is or will be “significant” (as hereinafter defined) Purchaser shall have fifteen (15) days after its receipt of such notice (“Seller's Notice”), by written notice to Seller, to elect to either (a) take title to the Real Property at Closing, in which event Seller shall execute and deliver an assignment of all of its rights in and to the condemnation award to Purchaser (and/or Purchaser shall receive the condemnation award from Seller to the extent Seller already has been paid any portion thereof prior to Closing); or (b) terminate this Agreement, in which event, this Agreement shall be null and void, the Deposit shall be returned to Purchaser, and neither party thereafter shall have any right or remedy against the other, except as otherwise stated herein. In the event Purchaser fails to notify Seller of Purchaser's election within fifteen (15) days following receipt of Seller's Notice, it shall be deemed that Purchaser elected (b) above. The term “significant,” as used in this section, shall mean the taking of any portion of the Real Property or Improvements in which the damages from condemnation (i) would result in the reduction of fair market value of the Real Property by more than one percent (1%) as determined by an appraiser mutually selected by Seller and Purchaser, or (ii) would result in a loss of parking spaces or would otherwise cause the Property to be “nonconforming” or “legal non-conforming” for zoning purposes or would result in a violation of applicable laws, or (iii) would result in the loss of or otherwise materially adversely affect any access to all or any portion of the Real Property. If an insignificant portion of the Real Property is so taken, Seller shall assign its right in the condemnation award to Purchaser at Closing (or Purchaser shall receive the entire condemnation award from Seller, if Seller already has been paid prior to Closing).

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8.2    Damage by Casualty. It is the intention of the parties that at Closing Seller shall transfer to Purchaser the Property on an “as is” basis without warranty as to condition or repair, except as expressly provided herein. Therefore, risk of loss to the Property from fire or other casualty shall be borne by Seller until Closing. Seller shall promptly notify Purchaser (“Seller’s Notice”) of any damage which shall occur and of which Seller shall become aware and of Seller’s best estimate, based upon a report of an independent engineer or contractor, of the cost to repair any such damage. If the Real Property, Improvements or Personal Property, if any, is damaged by fire or other casualty prior to Closing such that the reasonable cost of repair and restoration of such damage with materials of like kind and quality is greater than $900,000, as determined by such engineer or contractor, Purchaser may elect to terminate this Agreement by written notice to Seller sent within fifteen (15) days from the date of Seller's Notice, the Deposit shall be returned to Purchaser, and thereafter neither party shall have any right or remedy against the other, except as otherwise stated herein. If the cost of repair and restoration is less than $900,000, the Purchase Price shall be reduced by the amount of such damage at Closing, and Seller shall have the right to retain the insurance proceeds received related to such damage under such insurance policies. If the cost of repair and restoration is greater than $900,000 and Purchaser does not elect to terminate this Agreement, then Purchaser shall receive (w) a credit against the cash balance of the Purchase Price payable at Closing to the extent of payments received by or on behalf of Seller prior to the Closing Date under any applicable insurance policy or policies in effect with respect to the Property, (x) an assignment of Seller's rights to any payments which may be payable subsequent to the Closing Date under any applicable insurance policy or policies in effect with respect to the Property (or, if Seller’s insurer does not permit such policy and/or payments to be assigned to Purchaser, a credit for such amounts), (y) an assignment of Seller's rights to payments with respect to rents due subsequent to the Closing Date under any rental insurance policy or policies with respect to the Property, if any (or, if Seller’s insurer does not permit such policy and/or payments to be assigned to Purchaser, a credit for such amounts), and (z) a credit against the cash balance of the Purchase Price payable at the Closing in an amount equal to the aggregate amount of the deductibles with respect to all such insurance policies.

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ARTICLE IX
ACCESS PRIOR TO CLOSING

At any time prior to Closing, if this Agreement shall not have first been terminated, upon not less than twenty-four (24) hours prior notice to Seller, Purchaser and Purchaser’s (and its prospective lender’s) employees, agents, contractors, architects and engineers, shall have the right to enter the Property for purposes of conducting non-invasive inspections, including without limitation, inspections of all utilities and service systems or making surveys, soil tests, engineering tests and for other similar work; provided such operations are conducted in such a manner as not to unreasonably interfere with Seller’s operation of the Property, occupancy by tenants of units at the Property, or damage the Property. Except to the extent arising out of the negligence or willful misconduct of Seller or Seller’s contractors, employees, representatives or agents, Purchaser agrees to indemnify and hold Seller harmless from any and all damage (including reasonable attorneys’ fees but expressly excluding punitive, special, consequential or incidental damages) caused by any such inspections, and any mechanic’s or materialman’s liens that may be filed against the Property by reason of the performance of any of the acts herein mentioned; provided, however, that Purchaser shall not be responsible for any losses or expenses resulting from the discovery of adverse information regarding the Property. Prior to entering onto the Property, Purchaser shall provide to Seller a certificate of insurance in an amount not less than $1,000,000 per occurrence and $2,000,000 general aggregate, naming Seller as an additional insured thereunder and protecting against any damage, harm or injury occasioned by Purchaser pursuant to this Article IX. This Article shall survive termination of this Agreement for a period of three (3) months and control over any provisions to the contrary herein; provided however that if Seller shall have provided written notice to Purchaser with reasonable detail of a specified claim for indemnification under this Article IX, then such period shall be extended until such claim is resolved.

ARTICLE X
CLOSING

10.1    Closing Time and Place. In the event this Agreement shall not have first been terminated in accordance with the terms hereof, the closing of Purchaser’s acquisition of the Property shall occur July 21, 2017 (“Closing” or “Closing Date”). Closing shall take place on the Closing Date beginning at 1:00 p.m. Mountain Time, at the offices of the Title Company or at such other time and place as the parties may mutually agree provided Seller and Purchaser shall not be required to attend the Closing in person. In addition to any other conditions expressly set forth in this Agreement, the following shall be the conditions precedent to the obligations of the parties to Close (unless waived in writing by the party for whose benefit the conditions have been included):
A.    All funds and instruments described in this Article X or otherwise expressly required by the terms of this Agreement have been delivered to Title Company, and Seller and Purchaser have approved, executed and delivered a settlement statement reflecting the Purchase Price, all prorations, and all closing costs as required under this Agreement (the “Settlement Statement”).

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B.    Seller and Purchaser shall each have materially performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and/or complied with by such party prior to, or as of, the Closing.

C.    Seller’s and Purchaser’s representations and warranties contained herein shall be true and correct in all material respects as of the Effective Date and as of the Closing Date, except for representations and warranties permitted to be updated as provided by the express terms of this Agreement.

D.There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, against the other party that would materially and adversely affect that party’s ability to perform its obligations under this Agreement.

10.2    Closing. The following shall occur no later than one (1) business day prior to Closing and effective as of the Closing Date, each requirement being an obligation of the respective party and a condition precedent to the others and all being considered as occurring simultaneously through escrow with the Title Company, as escrowee:

A.Deed. Seller shall execute, have acknowledged and deliver to Purchaser a special warranty deed (“Deed”) in the form attached as Exhibit F conveying fee title to the Real Property to Purchaser subject only to the Permitted Exceptions;

B.Bill of Sale. Seller shall execute and deliver to Purchaser a bill of sale (“Bill of Sale”), in the form of Exhibit G attached hereto, conveying to Purchaser the Personal Property, if any;

C.Assignment and Assumption of Leases. Seller and Purchaser shall execute and deliver to one another an assignment of leases and assumption agreement (“Assignment and Assumption of Leases”), in the form of Exhibit H attached hereto, whereby Seller shall assign and Purchaser shall assume the Leases and, to the extent of the credit against the Purchase Price actually received by Purchaser at Closing, the security deposits;

D.Assignment and Assumption of Service Contracts. Seller and Purchaser shall execute and deliver to one another an assignment of service contracts (“Assignment and Assumption of Service Contracts”), in the form of Exhibit I attached hereto, whereby Seller shall assign and Purchaser shall assume the Service Contracts that have not been terminated as provided in Section 4.1;

E.Assignment of Intangibles. Seller and Purchaser shall execute and deliver to one another an assignment of general intangibles (“Assignment of Intangibles”), in the form of Exhibit J attached hereto, whereby Seller shall assign to Purchaser the Intangibles;

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F.FIRPTA. Seller shall execute, have acknowledged and deliver to Purchaser a non-foreign affidavit to assure Seller’s compliance with Section 1445 of the Internal Revenue Code of 1986, as amended;

G.Original Leases, Service Contracts and Other Items. Seller shall cause Seller’s property manager to deliver to Purchaser all originals (or copies if originals are not in the possession of Seller) of the Leases and Service Contracts in Seller’s possession which relate to the Property and the keys to the Property;

H.Notice to Tenants. Seller shall cause to be delivered to Purchaser a notice to all tenants at the Property notifying them of the change of ownership, which shall be addressed to each tenant of the Property, in the form of attached Exhibit L, as may be modified at the reasonable request of Purchaser to conform to the requirements of applicable law;

I.Rent Roll. Seller shall cause Seller’s property manager to deliver to Purchaser an updated Rent Roll certified to be accurate to the best of Seller’s actual current knowledge as of the date of Closing;

J.Affidavit(s). Seller shall deliver to Purchaser and to Title Company an affidavit(s) as to construction, debts, liens and parties in possession in the form customarily used by Title Company, certified to Title Company, identifying no construction, debts, liens or parties in possession (other than residential tenants disclosed to Purchaser) that may affect the Property after the Closing Date;

K.Gap Indemnity. If requested by Title Company to facilitate Closing, Seller shall deliver to Title Company a gap indemnity in the form customarily used by Title Company;

L.Purchase Price. One (1) business day prior to the Closing Date, Purchaser shall deliver to Seller the balance of the Purchase Price in immediately good funds notwithstanding anything set forth in this Agreement to the contrary;

M.Defeasance Documents. At least one (1) business day prior to Closing, Seller shall deliver to the Title Company the Defeasance Documents notwithstanding anything set forth in this Agreement to the contrary;

N.Entity Documents. To the extent required by Title Company or necessary to issue the Title Policy, Purchaser and Seller shall each deliver to the Title Company copies of its respective governing documents, certified by required by Title Company, and evidence, reasonably satisfactory to the Title Company, of any necessary consent or authorization to the transactions set forth herein and the performance of the parties’ obligations hereunder;

O.Possession. Purchaser shall be entitled to possession of the Property, subject to the Leases and Permitted Exceptions, immediately after Closing; and

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P.Other Documents. Purchaser and Seller shall execute and deliver such other documents as may be reasonably required by the Title Company in order to consummate the transaction as set forth in this Agreement.

10.3    Adjustments to Purchase Price and Closing Costs. The Purchase Price due at Closing shall be subject to the following credits, adjustments and prorations:

A.Seller Costs. Other than set forth herein, Seller shall pay one-half (½) of all customary closing costs charged by the Title Company. Seller shall pay the costs of preparation of the Title Commitment, and the base premium for the Title Policy. Seller also shall pay the cost of any endorsements to the Title Policy, if required, insuring over any Title Defect, Survey Defect, or New Defect that Seller has agreed to cure as provided in Sections 3.2B, 3.2C and 3.3, above. Seller shall also pay all transfer taxes/fees payable in connection with the transfer of the Property contemplated by this Agreement

B.Purchaser Costs. Other than set forth herein, Purchaser shall pay one-half (½) of all customary closing costs charged by the Title Company. Except as set forth above in Section 10.3A, Purchaser shall pay the cost of any endorsements to the Title Policy required by Purchaser, and the cost of the Updated Survey. Purchaser shall also pay all transfer, recording, filing, documentary, revenue stamp fees (excluding any transfer taxes which are addressed in Section 10.3A above) payable in connection with the transfer of the Property contemplated by this Agreement.

C.Security Deposits. The Purchase Price shall be credited for all security deposits, if any, paid to Seller and not forfeited by the tenants in connection with the Leases;

D.Proration. Except as specifically set forth below, the following shall be prorated between Seller and Purchaser as of 12:01 a.m. Mountain Time of the day of Closing on an actual/365 basis (“Adjustment Point”):

(i)    Rents and other income from the Property, Service Contracts (to the extent being assumed by Purchaser), utility charges which are the direct responsibility of Seller as the owner of the Real Property, real estate taxes, personal property taxes, and other state, county, school, district, municipal and other governmental and quasi-governmental taxes, charges and assessments;

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(ii)    Rents due and owing under the Leases and all other income from the Property for the month in which Closing occurs shall be prorated as of the Adjustment Point based on rents and income actually collected, other than income derived from residential utility billings (“RUBS”), which shall be prorated outside of Closing as provided below. For a period of ninety (90) days after Closing, any rents collected by Purchaser subsequent to Closing, shall be applied first to the current rental obligations under the Leases, and then to any delinquent rent due and owing to Seller as of the Adjustment Point, which if and when collected shall become the property of Seller. Commencing as of ninety-one (91) days after the Closing Date, Seller may use reasonable efforts, including litigation, to collect any rents delinquent as of the Adjustment Date which are still uncollected; provided, however, in exercising its remedies against tenants as outlined in this Section, Seller shall not evict any tenant of the Property or otherwise unreasonably interfere with Purchaser’s operation of the Property. This subsection of this Agreement shall survive Closing and the delivery and recording of the Deed. Seller shall attempt to obtain a final reading of all utilities which are the responsibility of the owner of the Property prior to Closing and arrange to pay the final billings directly to the appropriate utility companies. Purchaser shall attempt to arrange for all such utility billing as of the date of Closing to be paid directly by Purchaser. Notwithstanding anything to the contrary in this Section 10.3.D, Seller and Purchaser acknowledge that income derived from RUBS is billed in arrears. Seller and Purchaser agree to reconcile all RUBS income ninety (90) days after Closing and to prorate such RUBS income for the month in which Closing occurs;

(iii)    Real property taxes for the year of Closing due and payable the following year, shall be prorated to the date of Closing. If the date of Closing shall occur before the real property tax rate or assessed valuation for the then-current tax year is fixed, real property taxes shall be prorated on the basis of the most recently available assessment and the most recently available mill levy and re-prorated upon receipt of the final bill. This subsection of this Agreement shall survive Closing and the delivery and recording of the Deed.

(iv)    Unless otherwise instructed by Purchaser, all employees of Seller employed exclusively in connection with operating the Property shall be terminated by Seller as of the Adjustment Point. Seller shall pay wages, salaries, vacation and holiday pay, bonuses, sick time, payroll taxes, Social Security taxes, worker's compensation and all other employee benefits for Seller’s employees through the Adjustment Point. This subsection of this Agreement shall survive Closing and the delivery and recording of the Deed. Purchaser shall be responsible for making independent arrangements for its employees in connection with Purchaser’s operation of the Property after the Adjustment Point, and Seller shall not be obligated to pay for any costs or expenses incurred or attributable to Purchaser’s employees and Purchaser shall not be obligated to pay for any costs or expenses incurred or attributable to Seller’s employees; and

(v)    Notwithstanding anything contained herein to the contrary, there shall be no prorations or credits of any “up-front” or “door fee” payments under any cable agreements that were executed more than twenty-four (24) months prior to the Closing Date.

E.Other Costs. Except as otherwise set forth in this Agreement, each party shall pay all other costs and expenses, including attorney’s fees, incurred by such party in connection with the transactions contemplated by this Agreement.

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F.Rent Ready Credit. Not more than forty-eight (48) hours prior to Close of Escrow (“Walk Through Date”), a representative of Purchaser and a representative of Seller shall conduct an onsite walk-through of the then unoccupied rental units on the Property to determine whether such unoccupied rental units are in “rent ready condition”, defined below. With respect to any rental unit that is vacated either (a) on or before five (5) days prior to Closing that Seller has not placed in a “rent ready condition” before the Walk Through Date or (b) on or after the Walk Through Date, Purchaser shall receive a credit against the Purchase Price at Closing in the amount of $1,000 per unit. As used herein, “rent ready condition” means Seller’s practice and procedures, as of the date of this Agreement, for placing units in “rent ready condition”. Nothing contained in this Section 10.3F shall be construed as limiting Purchaser’s rights and Seller’s obligations under the other provisions of this Agreement.

G.Corrections. Any errors or omissions in computing adjustments at the Closing shall be promptly corrected, provided that the party seeking to correct such error or omission shall have notified the other party of such error or omission (or, if the parties cannot agree, shall have commenced any legal action) on or prior to the date ninety (90) days following the Closing Date. If any of the items subject to proration hereunder cannot be prorated as of the Adjustment Date because the information necessary to compute such proration is unavailable, then such item shall be reapportioned promptly following receipt of the necessary information, and the proper party reimbursed within thirty (30) days after such party’s receipt of written demand therefor. This covenant shall survive the Closing for a period of one (1) year with respect to tax prorations and ninety (90) days with respect to all other prorations, and shall then terminate.

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ARTICLE XI
DEFAULTS AND REMEDIES

11.1    Default by Seller. “Default by Seller” shall mean a failure by Seller to materially comply with or satisfy any covenant or agreement of Seller contained in this Agreement, or a material breach by Seller of any representation or warranty of Seller contained in this Agreement, which is not cured by Seller within five (5) business days following Seller’s receipt of written notice from Purchaser (other than failure to close for any reason unrelated to a Default by Purchaser, in which case there shall be no notice or cure period; called the “Purchaser Notice”). If Closing is scheduled to occur less than five (5) business days after the date of the Purchaser Notice, Closing shall be extended by the number of days reasonably required to cure the default, not to exceed five (5) business days following Seller’s receipt of the Purchaser Notice. Upon the occurrence of a Default by Seller beyond the cure period set forth above, Purchaser may, at any time at or prior to Closing, by giving to Seller written notice of its election to either, as Purchaser’s sole remedy (a) terminate this Agreement whereupon the Deposit, including, the Non-Refundable Deposit, shall be returned to Purchaser and Seller shall pay to Purchaser any and all “Purchaser’s Costs” (defined below) incurred as of the date of such termination; or (b) enforce specific performance of this Agreement. Upon termination of this Agreement by Purchaser and the return of the Deposit, including the Non-Refundable Deposit pursuant to this Section 11.1, neither party shall have any further obligations to the other, except as set forth in this Agreement. For purposes of this Agreement, “Purchaser’s Costs” shall mean the actual verifiable expenses incurred by Purchaser, together with any non-refundable “rate lock” or “spread lock” deposits or fees paid not more than five (5) business days prior to the Closing Date in connection with any proposed financing, not to exceed the total sum of $800,000, paid or payable to (A) to Purchaser’s attorneys in connection with the negotiation of this Agreement or the proposed purchase of the Property, (B) to third party consultants in connection with the performance of examinations, inspections and/or investigations of the Property or (C) to any potential lender in connection with any proposed financing of the Property. Seller’s obligation to pay the Purchaser’s Costs shall survive any termination of this Agreement.

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11.2    Default by Purchaser. “Default by Purchaser” shall mean a failure of Purchaser to materially comply with or satisfy any covenant or agreement contained in this Agreement, or a material breach of any representation or warranty of Purchaser contained in this Agreement, which is not cured by Purchaser within five (5) business days following Purchaser’s receipt of written notice from Seller (other than failure to close for any reason unrelated to a Default by Seller, in which case there shall be no notice or cure period; called the “Seller Notice”). If Closing is scheduled to occur less than five (5) business days after the date of the Seller Notice, Closing shall be extended by the number of days reasonably required to cure the default, not to exceed five (5) business days following Purchaser’s receipt of the Seller Notice. Upon the occurrence of a Default by Purchaser beyond any applicable cure period as set forth above, Seller may, by giving Purchaser written notice of Seller’s election to terminate this Agreement, in which case (i) this Agreement shall terminate and (ii) Seller shall retain the Deposit, including the Non-Refundable Deposit, together with all accrued interest thereon, as liquidated damages as Seller’s sole and exclusive remedy. In the event Seller terminates this Agreement pursuant to this Section 11.2, neither party shall have any further obligations to the other, except as set forth in this Agreement. The parties have agreed Seller’s actual damages, in the event of a default by Purchaser, would be extremely difficult or impractical to determine. The parties acknowledge the Deposit, including the Non-Refundable Deposit, has been agreed upon, after negotiation, as the parties’ reasonable estimate of Seller’s damages. Except as otherwise provided above in this Section 11.2, Seller expressly waives any and all claims for damages against Purchaser.

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ARTICLE XII
MISCELLANEOUS

12.1	Disclaimer. Purchaser acknowledges and agrees that:

A.    EXCEPT AS MAY BE SPECIFICALLY STATED IN THE DEED OR OTHER DOCUMENT DELIVERED BY SELLER AT CLOSING, OR THIS AGREEMENT, SELLER, FOR ITSELF, HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY, OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS TO, OR CONCERNING (i) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF, FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON; (ii) THE NATURE, ENFORCEABILITY AND EXTENT OF ANY RIGHT‑OF‑WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION, OR OTHERWISE; (iii) THE COMPLIANCE OF THE PROPERTY OR THE OPERATION THEREOF WITH ANY LAWS, RULES, ORDINANCES, OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY; (iv) WHETHER THE IMPROVEMENTS ON THE PROPERTY ARE BUILT IN A GOOD AND WORKMANLIKE MANNER; (v) WARRANTIES (EXPRESS OR IMPLIED) OF CONDITION REGARDING THE PROPERTY’S FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, TENANTABILITY, HABITABILITY OR SUITABILITY FOR ANY INTENDED USE; (vi) ANY ENVIRONMENTAL CONDITIONS WHICH MAY EXIST ON THE PROPERTY, INCLUDING WITHOUT LIMITATION, THE EXISTENCE OR NON‑EXISTENCE OF PETROLEUM PRODUCTS, PETROLEUM RELATED PRODUCTS, “HAZARDOUS SUBSTANCES,” “HAZARDOUS MATERIALS,” “TOXIC SUBSTANCES,” OR “SOLID WASTE” AS SUCH TERMS ARE DEFINED IN THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED BY SUPERFUND AMENDMENTS AND REAUTHORIZATION ACT OF 1986, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, AND THE HAZARDOUS MATERIALS TRANSPORTATION ACT, AND STATE ENVIRONMENTAL LAWS, AND IN THE REGULATIONS PROMULGATED PURSUANT TO SUCH LAWS, ALL AS AMENDED (ALL OF THE FOREGOING BEING REFERRED TO AS THE “HAZARDOUS WASTE LAWS”); AND (vii) THE FINANCIAL EARNING CAPACITY OR HISTORY OR EXPENSE HISTORY OF THE OPERATION OF THE PROPERTY.

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B.    PURCHASER ACKNOWLEDGES, WARRANTS AND REPRESENTS TO SELLER THAT OTHER THAN THE EXPRESSLY STATED REPRESENTATIONS OF SELLER HEREIN, NO REPRESENTATIONS HAVE BEEN MADE BY SELLER, SELLER’S AGENTS, BROKERS, OR EMPLOYEES, AND PURCHASER HAS RELIED ON ITS OWN REVIEW AND INVESTIGATION OF THE INFORMATION SUPPLIED BY SELLER IN ENTERING INTO OR CONTINUING THE EFFECTIVENESS OF THIS TRANSACTION. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER ACKNOWLEDGES, WARRANTS AND REPRESENTS TO SELLER THAT NEITHER SELLER NOR SELLER’S AGENTS, BROKERS OR EMPLOYEES HAVE MADE ANY REPRESENTATION OR STATEMENT TO PURCHASER CONCERNING THE PROPERTY’S INVESTMENT POTENTIAL OR RESALE AT ANY FUTURE DATE, AT A PROFIT OR OTHERWISE, NOR HAS SELLER, SELLER’S AGENTS, BROKERS OR EMPLOYEES RENDERED ANY ADVICE OR EXPRESSED ANY OPINION TO PURCHASER REGARDING ANY INCOME TAX CONSEQUENCES OF OWNERSHIP OF THE PROPERTY.

C.    EXCEPT AS MAY BE SPECIFICALLY STATED IN THE DEED OR OTHER DOCUMENT DELIVERED BY SELLER AT CLOSING OR THIS AGREEMENT, THE TRANSFER OF THE PROPERTY, TOGETHER WITH THE IMPROVEMENTS AND FIXTURES, IS IN THEIR “AS IS,” “WHERE IS” CONDITION, WITH ALL FAULTS.

NOTWITHSTANDING ANYTHING SET FORTH IN THIS AGREEMENT TO THE CONTRARY, THE TERMS AND PROVISIONS OF THIS SECTION 12.1 SHALL SURVIVE THE EARLIER OF TERMINATION OF THIS AGREEMENT OR CLOSING.

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12.2    RELEASE. WITHOUT LIMITING THE ABOVE, EXCEPT WITH RESPECT TO ANY BREACH BY SELLER OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS CONTAINED IN THIS AGREEMENT OR IN THE DEED OR OTHER DOCUMENT DELIVERED BY SELLER AT CLOSING, FROM AND AFTER CLOSING, PURCHASER ON BEHALF OF ITSELF AND ITS SUCCESSORS AND ASSIGNS WAIVES ITS RIGHT TO RECOVER FROM, AND FOREVER RELEASES AND DISCHARGES, SELLER, SELLER’S AFFILIATES, PARTNERS, TRUSTEES, BENEFICIARIES, SHAREHOLDERS, MEMBERS, MANAGERS, DIRECTORS, OFFICERS, AND EMPLOYEES OF EACH OF THEM, AND THEIR RESPECTIVE HEIRS, SUCCESSORS, PERSONAL REPRESENTATIVES AND ASSIGNS (COLLECTIVELY, THE “SELLER RELATED PARTIES”), FROM ANY AND ALL DEMANDS, CLAIMS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, LOSSES, LIABILITIES, DAMAGES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS OR EXPENSES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, COURT COSTS AND ATTORNEYS’ FEES AND DISBURSEMENTS), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH (I) THE PHYSICAL CONDITION QUALITY, AND STATE OF REPAIR OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, ANY AND ALL SEISMIC ELEMENTS, SOILS CONDITIONS, HAZARDOUS WASTE, THE ENVIRONMENTAL CONDITION OF THE PROPERTY AND THE PRESENCE OF HAZARDOUS MATERIALS ON, UNDER OR ABOUT THE PROPERTY, (II) CONSTRUCTION OF THE IMPROVEMENTS, AND ANY LATENT OR PATENT DEFECT AFFECTING THE PROPERTY, OR (III) ANY LAW OR REGULATION APPLICABLE TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY LAWS AND ANY OTHER FEDERAL, STATE OR LOCAL LAW.

PURCHASER'S INITIALS: ____DD_____

NOTWITHSTANDING ANYTHING SET FORTH IN THIS AGREEMENT TO THE CONTRARY, THE TERMS AND PROVISIONS OF THIS SECTION 12.2 SHALL SURVIVE THE EARLIER OF TERMINATION OF THIS AGREEMENT OR CLOSING.

12.3    Notices. Any notices under this Agreement shall be in writing, signed by the party giving the same and shall be deemed properly given and received when actually given and received or three (3) business days after mailed, if sent by registered or certified United States mail, postage prepaid, or on the same day if sent by e-mail (and followed by another form of delivery) or facsimile before 5:00 P.M. Mountain Time, or the next business day if sent by facsimile after 5:00 P.M. Mountain Time, and receipt thereof is confirmed by a confirmation notice, or one (1) business day after sent, if sent by an overnight delivery service, addressed to the party to receive the notice at the address set forth below or such other address as any party may specify by notice to the other party.

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If to Seller, to:	Seagate Belmar Associates, LLC
c/o Seagate Colorado Partners, LLC
370 17th Street, Suite 4950
Denver, CO 80202
ATTN: Trent Isgrig
Telephone: (303) 825-0660
E-mail: trentisgrig@seagateprop.com

Seagate Belmar Associates, LLC
c/o Seagate Colorado Partners, LLC
ATTN: Mark B. Polite
980 Fifth Ave.
San Rafael, CA 94901-6105
Telephone: (415) 987-8424
Email: mbp@seagateprop.com

with a copy to:	Gilbert G. Weiskopf, Esq.
Gilbert G. Weiskopf, LLC
102 N. Cascade Avenue, Suite 620
Colorado Springs, CO 80903
Telephone: 719/389-0305
E-mail: gib@weiskopf-law.com

If to Purchaser, to:	Steadfast Asset Holdings, Inc.
18100 Von Karman Avenue, Suite 500
Irvine, CA 92612
ATTN: Ana Marie del Rio, Esq.
Telephone: (949) 852-0700
E-mail: AnaMarie.delRio@Steadfastco.com

With a copy to:	Bryan Cave LLP
3161 Michelson Drive, Suite 1500
Irvine, CA 92612
Attention: Vanessa A. Sunshine
Phone: (949) 223-7122
Email: Vanessa.sunshine@bryancave.com

If to Title Company:	Fidelity National Title Insurance Company
1300 Dove Street, Suite 310
Newport Beach, CA 92660
Attention: Valerie Rapp
Phone: (949) 477-3636
Email: valerie.rapp@fnf.com

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12.4.Brokers. Seller and Purchaser acknowledge ARA, a Newmark company, is a transaction broker in this transaction (“Agent”), which shall be paid a commission by Seller pursuant to the terms and provisions of a separate written agreement. Other than the Agent, no party shall be entitled to a fee or commission in connection with the transaction contemplated by this Agreement. Each party agrees to indemnify, defend and hold harmless the other party and all shareholders, employees, officers and directors of the other party or the other party’s parent or affiliate (each of the above is individually referred to as an “Indemnitee”) from all claims, including attorney’s fees and costs incurred by an Indemnitee as a result of anyone’s claiming by or through any party any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated.

12.5.Status of Parties. The parties acknowledge their status is one of seller and purchaser of real estate, and nothing contained herein constitutes Seller as an agent or partner of Purchaser, or vice versa, nor shall render Seller liable for any losses, claims, damages or liabilities arising out of Purchaser’s purchase, operation, management or acquisition of the Property except as expressly provided in this Agreement or in any closing document executed by Seller.

12.6.SPECIAL TAXING DISTRICTS. SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. PURCHASER SHOULD INVESTIGATE THE SPECIAL TAXING DISTRICTS IN WHICH THE PROPERTY IS LOCATED BY CONTACTING THE COUNTY TREASURER, BY REVIEWING THE CERTIFICATE OF TAXES DUE FOR THE PROPERTY AND BY OBTAINING FURTHER INFORMATION FROM THE BOARD OF COUNTY COMMISSIONERS, THE COUNTY CLERK AND RECORDER OR THE COUNTY ASSESSOR. 1

________________________________________
1 Note to Seller: This exact language is mandated by Colo. Rev. Stat. 38-35.7-101 according to local counsel.

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12.7.Assignment of Agreement. Purchaser may assign in writing its rights and obligations under this Agreement without Seller's prior written consent immediately prior to Closing to a to be formed single asset entity “controlled” by: (i) Steadfast Asset Holdings, Inc., a California corporation, or Steadfast Apartment REIT III, Inc., a Maryland corporation; or (ii) a separate entity owned directly or indirectly by either of the foregoing (“Assignee”), provided (i) Purchaser notifies Seller in writing of such proposed assignment at least five (5) days prior to Closing; and (ii) Purchaser shall not be released from any obligation or liability hereunder unless and until Closing occurs. For purposes of this Section 12.7, the term “controlled” shall mean the vesting of managerial and/or voting rights sufficient to render all management decisions in, and direct the governance, of Assignee, including performance hereunder. Other than an assignment to the Assignee as provided above, Purchaser shall not assign or delegate in writing its rights and obligations under this Agreement to a third party without Seller's prior written consent which shall not be unreasonably withheld or delayed. Upon assignment of this Agreement pursuant to the express terms and provisions of this Section 12.7, the Assignee shall assume all of Purchaser’s rights, obligations, responsibilities and warranties hereunder without a release of Purchaser unless and until Closing occurs. Except in connection with a like-kind exchange under Section 12.23 hereof, Seller may not assign this Agreement.

12.8.Recording. Neither party shall record this Agreement nor any memorandum hereof except as necessary to enforce remedies for default hereunder.

12.9.Severability. If any clause or provision of this Agreement is illegal, invalid or unenforceable under applicable present or future laws, it is the intention of the parties that the remainder of this Agreement shall not be affected, and in lieu of any such clause or provision, there be added as a part hereof a substitute clause or provision as similar in terms and effect to such illegal, invalid or unenforceable clause or provision as may be possible.

12.10.Press Release. Seller and Purchaser hereby covenant and agree that prior to the date of Closing neither of them shall release any notices, articles or information to any employees of the Property or Seller, member of the press or general public relating to the purchase and sale hereunder or other transactions contemplated herein, without the prior written approval of the other (as to release and content thereof), which approval shall not be unreasonably withheld, unless counsel for that party has determined that such release is necessary to comply with any applicable law, statute, rule or regulation.

12.11.Successors and Assigns. Subject to the provisions of Section 12.7 above, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.12.Costs of Legal Proceedings. If either party institutes legal proceedings with respect to this Agreement, the prevailing party shall be entitled to court costs and reasonable attorneys’ fees incurred by such party in connection with such legal proceedings.

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12.13.No Oral Modifications. No amendments or modifications to this Agreement shall be made or deemed to have been made unless in writing executed and delivered by the party to be bound thereby.

12.14.Time of the Essence. Except as specifically provided herein, all of the provisions of this Agreement regarding time for performance are of the essence. In the event any date specified in this Agreement falls on a weekend or holiday observed by a lending institution in Colorado Springs, Colorado, the applicable date, including Closing shall be the next date thereafter that is not a weekend or holiday.

12.15.Governing Law. This Agreement shall be interpreted and enforced according to the laws of the State of Colorado.

12.16.Headings and Captions. The headings and captions contained in this Agreement are for convenience only and shall not be considered in interpreting the provisions hereof.

12.17.Exhibits. All exhibits referenced to in this Agreement (but not the contracts or agreements referenced in such schedules) shall be deemed incorporated in this Agreement by reference.

12.18.Counterparts. This Agreement, including facsimile copies of this Agreement, may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In the event facsimile copies of this Agreement are executed, the original signatures shall be compiled and attached to form the original Agreement.

12.19.Survival. Except as specifically provided in this Agreement, all covenants, agreements, representations, warranties and indemnities by Seller and Purchaser hereunder shall survive Closing and shall be binding obligations on Seller and Purchaser and their respective successors and assigns for a period of nine (9) months whereupon such covenants, agreements, representations, warranties and indemnitees shall lapse except for the warranties of title that shall continue in full force and effect.

12.20.Incorporation. The above Recitals are hereby incorporated herein as if fully set forth in this Agreement.

12.21.Effective Date. For purposes of this Agreement, the “Effective Date” shall be May 22, 2017.

12.22.Drafting. The parties hereto have participated in the drafting and negotiation of this Agreement, and it is agreed that any claim as to ambiguity shall not be construed for or against either party as a result of such drafting.

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12.23. 1031 Exchange. Purchaser and/or Seller may consummate the purchase or sale of the Property as part of a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code, as amended. If Purchaser or Seller requests (“Requesting Party”), the other party (“Other Party”) agrees to reasonably cooperate with the Requesting Party with respect to such exchange, including without limitation, consenting to an assignment of this Agreement to a tenancy-in-common ownership structure and/or a qualified intermediary; provided: (i) there shall be no delay in the Closing Date; (ii) the Requesting Party shall not be released from its obligations under this Agreement and the Requesting Party shall remain obligated to purchase or sell the Property; (iii) the Other Party does not assume any additional liabilities or obligations, including fees and costs, or any personal liability as a result of the exchange or attempted exchange; (iv) the Requesting Party shall continue to be liable for any matters arising prior to the date of exchange and caused by the actions or omissions of the Requesting Party in breach of any provision of this Agreement; and (v) the Requesting Party shall indemnify and hold the Other Party harmless and defend the Other Party from any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees and expenses and court costs) of any kind and nature in connection with such like-kind exchange for benefit of the Requesting Party or the Other Party’s cooperation to accomplish such like-kind exchange . The Other Party will not be obligated to take title to any other property pursuant to any such exchange. The terms and provisions of this Section 12.23 shall survive Closing or any termination of this Agreement indefinitely.

12.24.Other Agreements. Notwithstanding anything contained in this Agreement to the contrary, the parties hereby agree that prior to Closing, Seller may accept unsolicited bona fide offers (“Offer”) from third parties for the sale and purchase of the Property, which Offers shall be expressly subject to termination of this Agreement or failure of Purchaser to acquire the Property as provided herein, provided Seller shall promptly notify Purchaser in writing of any such Offer and the acceptance or rejection thereof.

12.25.No Option; Binding Effect. The submission of this Agreement for examination and review does not constitute an option to purchase the Property, an offer to sell the Property or an agreement to purchase and sell the Property. This Agreement shall have no binding effect on the parties unless and until executed by both Seller and Purchaser and will be effective only upon Seller’s execution of the same. The Title Company’s execution of this Agreement shall not be a prerequisite to the effectiveness of this Agreement.

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12.26.JURY TRIAL WAIVER. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH SELLER AND/OR PURCHASER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES AND EACH HEREBY REPRESENTS AND WARRANTS TO THE OTHER THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER REPRESENTS AND WARRANTS TO THE OTHER THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OF ITS OWN FREE WILL, AND HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR THE TERMINATION OF THIS AGREEMENT.

ARTICLE XIII
CERTAIN DISCLOSURES

13.1.Methamphetamine. If the Property is residential, and Seller knows that methamphetamine was ever manufactured, processed, cooked, disposed of, used or stored at the Property, Seller is required to disclose such fact. No disclosure is required by law if the Property was remediated in accordance with state standards and other requirements are fulfilled pursuant to C.R.S. § 25-18.5-102; provided however, that Seller nonetheless hereby agrees to provide such disclosure to the extent of Seller’s actual knowledge thereof. Purchaser further acknowledges that Purchaser has the right to engage a certified hygienist or industrial hygienist to test whether the Property has ever been used as a methamphetamine laboratory. If Purchaser's test results indicate that the Property has been contaminated with methamphetamine, but has not been remediated to meet the standards established by the rules of the State Board of Health promulgated pursuant to C.R.S. § 25-18.5-102, Purchaser shall promptly give written notice to Seller of the results of the test, and Purchaser may terminate this Agreement, notwithstanding any other provision of this Agreement.

13.2.	Potable Water. The source of potable water for the Property is:

☐    A well;
☑    A water provider, which can be contacted as follows:
Name:    Bancroft-Clover Water and Sanitation District
Address:    900 South Wadsworth Boulevard
Lakewood, Colorado 80226-4306
Web Site:    www.bancroft-clover.com
Telephone:    (303) 922-1113
☐    Neither a well nor a water provider. The source is __________________

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Some water providers rely, to varying degrees, on non-renewable ground water. Purchaser may wish to contact its prospective provider to determine the long-term sufficiency of the provider's water supplies.

[Signature pages attached]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written above.

SELLER:	Seagate Belmar Associates, LLC,
a Colorado limited liability company

By: Belmar Manager SPE, LLC,
a Delaware limited liability company

By: Belmar Manager, LLC,
a Colorado limited liability company
sole manager and member

	By:	/s/ Mark B. Polite
Mark B. Polite, Manager

Date: ___5-23-17_______________

[Signatures continued on next page.]

[Signature Page]

PURCHASER:	Steadfast Asset Holdings, Inc.,
a California corporation

	By:	/s/ Dinesh Davar
Dinesh Davar
	Its:	Chief Financial Officer
	Date:	May 22, 2017

[Signature Page]

LIST OF EXHIBITS

Exhibit A
Legal Description

Exhibit B
Service Contracts

Exhibit C
Rent Roll

Exhibit D
Escrow Agreement

Exhibit E-1
Material Default by Tenants Under Leases

Exhibit E-2
Litigation

Exhibit F
Deed

Exhibit G
Bill of Sale

Exhibit H
Assignment and Assumption of Leases

Exhibit I
Assignment and Assumption of Service Contracts

Exhibit J
Assignment of Intangibles

Exhibit K
Material Personal Property

Exhibit L
Tenant Notice Letter

EXHIBIT A

Legal Description

Parcel One:
Lot 2, Block 1, Waterside West Subdivision Filing No. 5, as per the plat recorded November 10, 2005 at Reception No. 2005113307, County of Jefferson, State of Colorado.
Lot 4, Block 2, Waterside West Subdivision Filing No. 5 Lot Line Adjustment No. 1 Plat, according to the plat thereof recorded March 7, 2008 at Reception No. 2008021830, County of Jefferson, State of Colorado.

Parcel Two:
Non-exclusive easements over Tract A and Lots 3 and 5, Block 1, Waterside West Subdivision Filing No. 5 as described in the Declaration of Covenants, Easements and Restrictions recorded November 1, 2006 at Reception No. 2006130785, County of Jefferson, State of Colorado.

EXHIBIT B

Service Contracts

Belmar Villas

Service	Contract Yes/No	Contract in Hand

Roof Lease

Turn Over Cleaning	No	No
Turn Over Carpet Cleaning	No	No
Turn Over Painting	Yes	Yes
Tub Re Glaze	Yes	Yes
Boiler Water Treatment	Yes	Yes
Trash Chute Cleaning	No	No
Hallway Carpet Cleaning	No	No
Pest Control	Yes	Yes
Elevator Preventative Maintenance	No	No
Generator Preventative Maintenance	No	No
Porter Service	No	No
Occupied Carpet Cleaning	No	No
Landscaping	Yes	Yes
Security Alarm Monitoring Service	Yes	Yes
Fire Alarm Maintenance	Yes	Yes
Courtesy Patrol	Yes	Yes
ILS & Print Publication - ForRent	Yes	Yes
ILS- Rent.com	Yes	Yes
ILS- Rent.com Upgrade	Yes	Yes
ILS- ApartmentGuide.com	Yes	Yes
ILS - Apartments.com	Yes	Yes
PropertyLink (ILS Syndication Tool)	Yes	Yes
Lead Tracking	Yes	Yes
Answering Service	Yes	Yes
Call Center Service	No	No
Craigslist Posting Tool	Yes	Yes
ILS- Apartment Guide	No	No
ILS- MyNewPlace.com	No	No
Water Delivery Service	Yes	Yes
Directional Sign Service	No	No
Voice Over IP	No	No

Phone Service-	No	No
Pool Phone Service	No	No
Internet Service	Yes	Yes
Cable TV / Commercial Right of Entry	Yes	Yes
Wireless Service	Yes	Yes
Key Control System	No	No
Resident Credit Screening Services	Yes	Yes
Utility Billing Services	Yes	Yes
Trash Removal Services	Yes	Yes
Maintenance Supplies	Yes	Yes
Shopping Reports	Yes	Yes
Resident Satisfaction Surveys	No	No
Invoice Management Software	No	No
Revenue Management Software	Yes	Yes
Uniform Service and Doormats	No	No
Copier	Yes	Yes
Office Supplies	No	No
Fitness Center Equipment Preventative Maint	No	No
Shuttle Service	No	No
Electronic Payment Processing	Yes	Yes
Laundry Room Lease	Yes	Yes
Collections	Yes	Yes
Collections	Yes	Yes
Gas Service	Yes	Yes
Boiler Preventative Maintenance	No	No
Carpet Installers and Suppliers	No	No
Plant watering service	No	No
Helium	No	No
Legal Services	No	No
Glass Replacement	No	No
Mobile Cell Service - On Call Phone	No	No
Towing	No	No

Yellow = non-cancellable

Vendor	Contact Name	Contact Phone
N/A		
Mirage	Nestor	303-288-0401
Armando's Painting	Armando	720-338-2765
Armando's Painting	Armando	720-338-2765
Chem-Aqua		
N/A	n/a	n/a
N/A		
A's General Pest	Raymond	720-253-6275
N/A	n/a	n/a
N/A	n/a	n/a
N/A	n/a	n/a
Mirage	Nestor	303-288-0401
Metco		
United Systems		
Arapahoe Fire		
Advanced Security Consulting	Lynn Kuschke	303-344-5608
ForRent		
Rent.com		
Rent.com		
ApartmentGuide.com		
Apartments.com		
RealPage (aka eREI)		
Lead 2 Lease		
Indatus		
RealPage		
ApartmentGuide.com		
n/a	n/a	n/a
Pure Water Dynamics		
N/A	n/a	n/a
MegaPath	n/a	n/a

Granite Communications	n/a	n/a
n/a	n/a	n/a
Comcast	Unknown	unknown
Comcast	unknown	unknown
N/A	n/a	n/a
N/A	N/a	n/a
Leasing Desk		
GAU	Krtisti Wasden	719-540-1234
Waste Management	unknown	unknown
Wilmar		
Ellis Property Management	Joanna	972-256-3767
YieldStar	RealPage	unknown
Aramark	n/a	n/a
Automated Business Products	Nancy Giardini	unknown
Eon Office	unknown	unknown
Push Pedal Pull	n/a	n/a
N/A	n/a	n/a
RealPage	unknown	unknown
Jetz	Christa Martin	719-636-3929
Hunter/Warfield		
RD Fuller		
CenterPoint Energy	Chad Harwood	720-305-0841
Aspen Air	John	
Arbor	Steve Morris	303-246-7766
N/A	n/a	n/a
N/A	n/a	n/a
Tschetter Hamrick Sulzer P.C.	Drew Hamrick	303.766.1181
Advantage Glass	n/a	n/a
N/A	n/a	n/a
Wyatts	Troy Poras

Contract Start	Contract End	Cancelation Policy
n/a	n/a	n/a
		n/a
		n/a
	MTM	Cancel at any time with a 30 Day Written Notice Required
n/a	n/a	n/a
MTM	MTM	30 day notice
n/a	n/a	n/a
n/a	n/a	n/a
n/a	n/a	n/a
n/a	n/a	n/a
4/1/2017	11/30/2017	not specified; vendor will typically cancel contract with 30 day notice
	MTM	60 day notice but they accept a 30 day notice in writing
	MTM	Year to Year Contract with a 30 Day Written Notice
	MTM	Month to Month and can be cancelled at any time with no penalty.
		30 day notice at any time
	MTM	30 day notice at any time
	MTM	30 day notice at any time
	MTM	30 day notice at any time
	MTM	30 day notice at any time
	MTM	30 day notice at any time
	MTM	30-day notice at any time
	MTM	30 day notice at any time
	MTM	30 day notice at any time
	MTM	30 day notice at any time
	MTM	30 day notice at any time
n/a	n/a	n/a
	MTM	30 day notice at any time
n/a	n/a	n/a
n/a	n/a	n/a

n/a	n/a	n/a
n/a	n/a	n/a
7/22/2010	7/22/2013	30 day notice
1/21/1998	11/14/2014	non-cancellable
n/a	n/a	n/a
n/a	n/a	N
		30 day notice
	MTM	30 day notice
	MTM	
4/7/2006	MTM	30 day notice
		30 day notice
n/a	n/a	n/a
MTM	MTM	30 day notice
n/a	n/a	
n/a	n/a	n/a
n/a	n/a	n/a
12/2/2008	12/2/2009	30 day written notice
6/1/2006	6/1/2016	non-cancellable
	m-to-m	30 day written notice
	m-to-m	not specified
n/a	n/a	n/a
n/a	n/a	n/a
n/a	n/a	n/a
n/a	n/a	n/a
n/a	n/a	n/a
n/a	n/a	n/a
n/a	n/a	n/a
n/a	n/a	n/a

Notes
housekeeper on staff
Contract in-hand, and is non- assumable. Confirmed with rep.
The office phone service is VoIP and is provided by MegaPath. This is a month-to-month service and does not have a contract associated with it. All other analog phone service (i.e. fax, alarms, etc.) are provided by Granite Communications. There are 2 Granite accounts. Both accounts are also a month-to-month service and do not have contracts associated with them.

The office phone service is VoIP and is provided by MegaPath. This is a month-to-month service and does not have a contract associated with it. All other analog phone service (i.e. fax, alarms, etc.) are provided by Granite Communications. There are 2 Granite accounts. Both accounts are also a month-to-month service and do not have contracts associated with them.
Internet provided by Comcast. Any cancellation fees would likely be minimal. Document in files doesn't specify terms.
Original contract listed under Riata.

EXHIBIT C

Rent Roll

[Intentionally Omitted]

EXHIBIT D

Escrow Agreement

EARNEST MONEY ESCROW AGREEMENT
FIDELITY NATIONAL TITLE INSURANCE COMPANY
THIS ESCROW AGREEMENT (“Escrow Agreement”) is made as of the ___ day of May, 2017, by and among Seagate Belmar Associates, LLC, a Colorado limited liability company, whose address is c/o Seagate Colorado Partners, LLC, ATTN: Trent Isgrig, 370 17th Street, Suite 4950, Denver, CO 80202 (“Seller”), Steadfast Asset Holdings, Inc., a California corporation, whose address is 4126 78th Avenue SE, Mercer Island, WA 98040 (“Purchaser”), and Fidelity National Title Insurance Company, at 1300 Dove Street, Suite 310, Newport Beach, CA 92660, Attention: Valerie Rupp (“Escrow Agent”).
RECITALS
Seller and Purchaser have entered into a certain purchase agreement dated May ___, 2017 (“Purchase Agreement”) concerning real property known as “Belmar Villas” and located at 700 South Reed Court in the City of Lakewood, County of Jefferson, State of Colorado.
In connection with the Purchase Agreement, Seller and Purchaser have requested Escrow Agent to receive funds to be held in escrow and applied in accordance with the terms and conditions of this Escrow Agreement.
NOW THEREFORE, in consideration of the above recitals, the mutual promises set forth herein and other good and valuable consideration, the parties agree as follows:
1.ESCROW AGENT hereby agrees to act as Escrow Agent in accordance with the terms and conditions hereof.
2.INITIAL DEPOSIT. Escrow Agent shall receive an initial deposit in the amount of Six Hundred Fifty Thousand and No/100 Dollars ($650,000.00) (the “Deposit”) within two (2) business days of the execution of the Purchase Agreement. Any amounts in addition to the Deposit deposited with Escrow Agent shall, together with the Deposit, be referred to herein collectively as the “Escrowed Funds”.
3.DEPOSITS OF ESCROWED FUNDS. All checks, money orders or drafts will be processed for collection in the normal course of business. Escrow Agent may commingle funds received by it in escrow with escrowed funds of others, and may, without limitation, deposit such funds in its custodial or escrow accounts with any reputable trust company, bank, savings bank, savings association, or other financial services entity. Deposits held by Escrow Agent shall be subject to the provisions of applicable state statutes governing unclaimed property. If requested by Purchaser, Escrow Agent shall deposit the Escrowed Funds in an interest-bearing account without penalty for early withdrawal, upon the depository institution’s request, Purchaser will execute the appropriate Internal Revenue Service documentation for the giving of taxpayer identification information relating to such account. Seller and Purchaser do hereby certify that they are aware that Federal Deposit Insurance Corporation coverages apply to a maximum amount of One Hundred Thousand and No/100 Dollars ($100,000.00) per depositor. Further, Seller and Purchaser understand that Escrow Agent assumes no responsibility for, nor will Seller and Purchaser hold Escrow Agent liable for any loss occurring which arises from a situation or event under the Federal Deposit Insurance Corporation coverages.
All interest will accrue to and be reported to the Internal Revenue Service for the account of:

Name:        Steadfast Asset Holdings, Inc.
18100 Von Karman, Suite 500
Irvine, CA 92612
ATTN: Ana Marie del Rio, Esq.
Telephone: 949-852-0700
E-mail: AnaMarie.delRio@SteadfastCo.com

Escrow Agent shall not be responsible for any penalties, or loss of principal or interest, or any delays in the withdrawal of the funds which may be imposed by the depository institution as a result of the making or redeeming of the investment pursuant to Seller and/or Purchaser instructions.
4.DISBURSEMENT OF ESCROWED FUNDS. Subject to Section 5 below, Escrow Agent may disburse all or any portion of the Escrowed Funds in accordance with the Purchase Agreement or in accordance with joint written instructions from Seller and Purchaser. Escrow Agent shall have no responsibility to make any investigation or determination of any facts underlying such instructions or as to whether any conditions upon which the funds are to be released have been fulfilled or not fulfilled, or to whom funds are released.
5.DEFAULT AND/OR DISPUTES. In the event any party to the transaction underlying this Escrow Agreement shall tender any performance after the time when such performance was due, Escrow Agent may proceed under this Escrow Agreement unless one of the parties to this Escrow Agreement shall give to Escrow Agent written direction to stop further performances of Escrow Agent’s functions hereunder. In the event written notice of default or dispute is given to Escrow Agent by any party, or if Escrow Agent receives contrary written instructions from any party, then Escrow Agent will promptly notify all other parties of such notice. Thereafter, Escrow Agent will decline to disburse funds or to deliver any instrument or otherwise continue to perform its escrow functions, except upon receipt of a mutual written agreement of the parties or upon an appropriate order of court. In the event of a dispute, Escrow Agent is authorized to deposit the escrow into a court of competent jurisdiction for a determination as to the proper disposition of said funds. In the event that the funds are deposited in court, Escrow Agent shall be entitled to file a claim in the proceeding for its costs and counsel fees, if any. Pursuant to the terms and provisions of the Purchase Agreement, the parties acknowledge that after the “Initial Non-Refundable Date” (as defined in the Purchase Agreement) a portion of the Escrowed Funds in the amount of Five Hundred Thousand and No/100 Dollars ($500,000) will become non-refundable (“Non-Refundable Portion”), other than if Purchaser terminates this Agreement as a result of (i) a “Default by Seller” under the Purchase Agreement, (ii) a “New Defect Termination Notice,” (iii) a Post-Effective Date Change, or (iv) casualty or condemnation as provided in Sections 8.1 and 8.2 of the Purchase Agreement. Notwithstanding anything contained in this Escrow Agreement to the contrary, in the event Purchaser terminates the Purchase Agreement after the Initial Non-Refundable Date for any reason other than the above enumerated items (i) through (iv), Escrow Agent shall immediately release the Non-Refundable Portion to Seller and return the One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) balance to Purchaser without additional instruction by Seller or Purchaser. If the Purchase Agreement is terminated (y) prior to the Initial Non-Refundable Date for any reason other than a “Default by Purchaser” (as defined in the Purchase Agreement), or (z) after the Initial Non-Refundable Date for any reason set forth in the above enumerated items (i) through (iv), Escrow Agent shall immediately return the entire Deposit to Purchaser without additional instruction by Seller or Purchaser.

6.ESCROW AGENT FEES AND OTHER EXPENSES. Escrow Agent shall charge for its services hereunder in accordance with its current schedule of fees (which includes annual maintenance fees) unless otherwise provided. Unless otherwise directed, such fees shall be charged to Seller. All fees, charges and expenses are due and payable at settlement and such amounts may be deducted by Escrow Agent from any funds held in escrow due to the party from whom such amounts are due and owing. Additional amounts which may become due for any reason shall be promptly paid to Escrow Agent by the party owing such amounts. Escrow Agent shall not be required to advance its own funds for any purpose provided that any such advance, made at its option, shall be promptly reimbursed by the party for whom it is advanced, and such optional advance shall not be an admission of liability on the part of Escrow Agent.
7.PERFORMANCE OF DUTIES. In performing any of its duties under this Escrow Agreement, or upon the claimed failure to perform its duties hereunder, Escrow Agent shall not be liable to anyone for any damages, losses or expenses which may occur as a result of Escrow Agent so acting, or failing to act; provided, however, Escrow Agent shall be liable for damages arising out of its willful default or gross negligence under this Escrow Agreement. Accordingly, Escrow Agent shall not incur any such liability with respect to (i) any good faith act or omission upon advice of its counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent hereunder, or (ii) any good faith act or omission in reliance upon any document, including any written notice or instructions provided for in this Escrow Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believed to be genuine, to have been signed or presented by the proper person or persons and to conform with the provisions of this Escrow Agreement.
8.HOLD HARMLESS. Purchaser and Seller shall indemnify Escrow Agent and hold Escrow Agent harmless from all damage, costs, claims and expenses arising from performance of its duties as Escrow Agent including reasonable attorneys’ fees, except for those damages, costs, claims and expenses resulting from the negligence of Escrow Agent.
9.TERMINATION. This Escrow Agreement shall terminate upon the first to occur of (a) one year from the date hereof, in which event Escrow Agent shall disburse the Escrowed Funds to the person who deposited such funds, less Escrow Agent’s fees and expenses, unless this Escrow Agreement is extended by written agreement of all parties including Escrow Agent; (b) the disbursement by Escrow Agent of all of the Escrowed Funds; (c) the joint written instructions of Purchaser and Seller.
10.RELEASE OF PAYMENT. Payment of the funds so held in escrow by Escrow Agent, in accordance with the terms, conditions and provisions of this Escrow Agreement, shall fully and completely discharge and exonerate Escrow Agent from any and all future liability or obligations of any nature or character at law or equity to the parties hereto or under this Escrow Agreement.

11.NOTICES.

If to Seller, to:	Seagate Belmar Associates, LLC
c/o Seagate Colorado Partners, LLC
370 17th Street, Suite 4950
Denver, CO 80202
ATTN: Trent Isgrig
Telephone: (303) 825-0660
E-mail: trentisgrig@seagateprop.com

Seagate Belmar Associates, LLC
c/o Seagate Colorado Partners, LLC
ATTN: Mark B. Polite
980 Fifth Ave.
San Rafael, CA 94901-6105
Telephone: (415) 987-8424
Email: mbp@seagateprop.com

with a copy to:	Gilbert G. Weiskopf, Esq.
Gilbert G. Weiskopf, LLC
102 N. Cascade Avenue, Suite 620
Colorado Springs, CO 80903
Telephone: 719/389-0305
E-mail: gib@weiskopf-law.com

If to Purchaser, to:	Steadfast Asset Holdings, Inc.
18100 Von Karman Avenue, Suite 500
Irvine, CA 92612
ATTN: Ana Marie del Rio, Esq.
Telephone: (949) 852-0700
E-mail: AnaMarie.delRio@Steadfastco.com

With a copy to:	Bryan Cave LLP
3161 Michelson Drive, Suite 1500
Irvine, CA 92612
Attention: Vanessa A. Sunshine
Phone: (949) 223-7122
Email: Vanessa.sunshine@bryancave.com

If to Title Company:	Fidelity National Title Insurance Company
1300 Dove Street, Suite 310
Newport Beach, CA 92660
Attention: Valerie Rapp
Phone: (949) 477-3636
Email: valerie.rapp@fnf.com

12.BINDING EFFECT. This Escrow Agreement shall be binding upon and inure to the benefit of the parties’ respective successors and assigns.

13.GOVERNING LAW. This Escrow Agreement shall be governed by and construed in accordance with the Laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date set forth above.

SELLER:		Seagate Belmar Associates, LLC,
a Colorado limited liability company

	By:	Belmar Manager SPE, LLC,
a Delaware limited liability company

		By:	Belmar Manager, LLC,
a Colorado limited liability company
sole manager and member

			By:	_______________________________
Mark B. Polite, Manager

Date: ________________________________

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

PURCHASER:	Steadfast Asset Holdings, Inc.,
a California corporation

By:
	Name:	Dinesh Davar
	Its:	Chief Financial Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

ESCROW AGENT:	Fidelity National Title Insurance Company
	By:	___________________________
	Its:	___________________________

EXHIBIT E-1

Material Default by Tenants under Leases

None.

EXHIBIT E-2

Litigation

None.

EXHIBIT F

Deed

After filing, please return to:

______________________
18100 Von Karman, Suite 500
Irvine, CA 92612
ATTN: Ana Marie del Rio, Esq.
Reserved for recording information:

SPECIAL WARRANTY DEED

Seagate Belmar Associates, LLC, a Colorado limited liability company, whose address is c/o Seagate Colorado Partners, LLC, ATTN: Trent Isgrig, 370 17th Street, Suite 4950, Denver, CO 80202 (“Grantor”), for and in consideration of the sum of $10.00 and other valuable consideration, the receipt of which is acknowledged, grants, sells and conveys to __________________________________, whose address is 18100 Von Karman, Suite 500, Irvine, CA 92612 (“Grantee”), subject only to the “Permitted Exceptions” (defined below), (i) all of the real property more particularly described on Exhibit A attached hereto and incorporated herein, (ii) all improvements thereon, and (iii) all of Grantor’s rights to appurtenances, easements, adjacent streets and alleys, strips and gores belonging or appertaining thereto (collectively, the “Property”). Notwithstanding anything contained herein to the contrary, Grantor grants, sells and conveys Grantor’s rights to appurtenances, easements, adjacent streets and alleys, strips and gores belonging or appertaining to the real property and improvements thereon without warranty of title, express or implied.

TO HAVE AND TO HOLD the Property, subject only to the Permitted Exceptions, together with all and singular the rights and appurtenances thereto in anywise belonging, to Grantee, its successors and assigns, forever, and Grantor binds itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property to Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise.

This Deed is made, and is accepted by, Grantee, subject to the restrictions, easements, covenants, encumbrances and liens described on Exhibit B attached hereto and incorporated herein for all purposes (“Permitted Exceptions”).

IN WITNESS WHEREOF, Grantor has executed and delivered this Deed effective the ____ day of __________________, 2017.

GRANTOR:	Seagate Belmar Associates, LLC,
a Colorado limited liability company

By:     Belmar Manager SPE, LLC,
a Delaware limited liability company

By:    Belmar Manager, LLC,
a Colorado limited liability company,
sole manager and member

By:    _________________________
Mark B. Polite, Manager

STATE OF CALIFORNIA    )
) ss.
COUNTY OF __________)

The above and foregoing Special Warranty Deed was acknowledged before me this ____ day of ____________________, 2017 by Mark B. Polite, as manager of Belmar Manager, LLC, a Colorado limited liability company, as the sole manager and member of Belmar Manager SPE, LLC, a Delaware limited liability company, manager of Seagate Belmar Associates, LLC, a Colorado limited liability company, Grantor.

Witness my hand and official seal.

My commission expires: ________________

__________________________________
( S E A L )                        Notary Public

EXHIBIT A

Legal Description

Parcel One:
Lot 2, Block 1, Waterside West Subdivision Filing No. 5, as per the plat recorded November 10, 2005 at Reception No. 2005113307, County of Jefferson, State of Colorado.
Lot 4, Block 2, Waterside West Subdivision Filing No. 5 Lot Line Adjustment No. 1 Plat, according to the plat thereof recorded March 7, 2008 at Reception No. 2008021830, County of Jefferson, State of Colorado.

Parcel Two:
Non-exclusive easements over Tract A and Lots 3 and 5, Block 1, Waterside West Subdivision Filing No. 5 as described in the Declaration of Covenants, Easements and Restrictions recorded November 1, 2006 at Reception No. 2006130785, County of Jefferson, State of Colorado.

EXHIBIT B

Permitted Exceptions

1.	Taxes for the year 2017, and subsequent years only, not yet due or payable.

2.	[Add permitted exceptions]

3.	Rights of tenants in possession, as tenants only, as shown on that certain rent roll of even date herewith.

EXHIBIT G

Bill of Sale

BILL OF SALE

For and in consideration of the sum of $10.00 and other valuable consideration , the receipt and sufficiency of which are acknowledged, Seagate Belmar Associates, LLC, a Colorado limited liability company, whose address is c/o Seagate Colorado Partners, LLC, ATTN: Trent Isgrig, 370 17th Street, Suite 4950, Denver, CO 80202 (“Seller”) grants, sells and conveys to __________________ (as successor in interest to Steadfast Asset Holdings, Inc., a California corporation), whose address is 18100 Von Karman, Suite 500, Irvine, CA 92612 (“Purchaser”) all equipment, furniture, fittings, fixtures, appliances, furnishings and all other tangible assets and articles of personal property owned by Seller, located on or in, or used exclusively in the operation of, the real property described on Exhibit A attached hereto and incorporated herein, specifically including but not limited to, that property more particularly described on Exhibit B attached hereto and incorporated herein. Such equipment, furniture, fittings, fixtures, appliances, furnishings and all other tangible assets and articles of personal property are collectively called “Personal Property”).

To have and to hold the Personal Property to Purchaser, its successors and assigns, forever, free, clear and discharged of and from all former grants, charges, taxes, judgments, security interests, and other liens and encumbrances of whatsoever nature.

Seller hereby warrants full and complete ownership of and good title to the Personal Property transferred herein, the right to sell the same and that there are no liens, encumbrances or charges thereon or against the same and to defend the title and possession transferred to the Purchaser against all lawful or unlawful claims.

Dated and delivered effective the _____ day of ________________, 2017.

SELLER:	Seagate Belmar Associates, LLC,
a Colorado limited liability company

By:     Belmar Manager SPE, LLC,
a Delaware limited liability company

By:    Belmar Manager, LLC,
a Colorado limited liability company,
sole manager and member

By:    _________________________
Mark B. Polite, Manager

EXHIBIT A

Legal Description

Parcel One:
Lot 2, Block 1, Waterside West Subdivision Filing No. 5, as per the plat recorded November 10, 2005 at Reception No. 2005113307, County of Jefferson, State of Colorado.
Lot 4, Block 2, Waterside West Subdivision Filing No. 5 Lot Line Adjustment No. 1 Plat, according to the plat thereof recorded March 7, 2008 at Reception No. 2008021830, County of Jefferson, State of Colorado.

Parcel Two:
Non-exclusive easements over Tract A and Lots 3 and 5, Block 1, Waterside West Subdivision Filing No. 5 as described in the Declaration of Covenants, Easements and Restrictions recorded November 1, 2006 at Reception No. 2006130785, County of Jefferson, State of Colorado.

EXHIBIT B

Personal Property

EXHIBIT H

Assignment and Assumption of Leases

ASSIGNMENT OF ASSIGNOR’S INTEREST IN LEASES
AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT OF ASSIGNOR’S INTEREST IN LEASES AND ASSUMPTION AGREEMENT (“Assignment”) is made this _____ day of _______________, 2017 (the “Effective Date”), by and between Seagate Belmar Associates, LLC, a Colorado limited liability company, whose address is c/o Seagate Colorado Partners, LLC, ATTN: Trent Isgrig, 370 17th Street, Suite 4950, Denver, CO 80202 (“Assignor”), to ___________________ (successor in interest to Steadfast Asset Holdings, Inc., a California corporation), whose address is 18100 Von Karman, Suite 500, Irvine, CA 92612 (“Assignee”).

R E C I T A L S:

A.    Assignor owns that certain real property and improvements thereon located at 700 South Reed Court in the City of Lakewood, County of Jefferson, State of Colorado known as the “Belmar Villas”, and legally described on Exhibit A attached hereto and incorporated herein and all appurtenances thereto (collectively called the “Property”).

B.    Assignor desires to transfer, convey, and assign to Assignee all of Assignor’s right, title and interest in and to any and all leases and tenant security deposits in connection therewith at the Property identified on the rent roll attached hereto as Exhibit B and incorporated herein and to be updated as of the Effective Date (“Leases”).

C.    Assignee desires to enter into this Assignment to assume all obligations of Assignor under the Leases accruing from and after the Effective Date.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Assignment. Assignor hereby transfers, assigns and sets over to Assignee all of its right, title and interest in and to the Leases from and after the Effective Date.

2.    Acceptance and Assumption. Assignee hereby accepts this Assignment by Assignor, agrees to assume the liabilities and obligations of Assignor under the Leases accruing from and after the Effective Date, and to perform under the Leases from and after the Effective Date. Any rents collected by Assignee for a period of ninety (90) days from and after the Effective Date shall be applied first to current rental obligations under the Leases and then delinquent rent, if any.

3.    Indemnity. Assignor agrees to release, indemnify and hold harmless Assignee from and against any and all claims, demands, causes or action, judgments and liabilities arising out of, relating, or pertaining to the Leases (including the security deposits but not security deposits which are transferred or credited to Assignee) as a result of the acts, omissions or legal responsibilities of Assignor which accrue prior to the Effective Date, including attorney’s fees and costs thereto. Assignee agrees to release, indemnify and hold harmless Assignor from and against any and all claims, demands, causes or action, judgments, and liabilities arising out of, relating, or pertaining to the Leases (including the security deposits which are actually transferred or credited to Assignee) as a result of the acts, omissions or legal responsibilities of Assignee accruing on, or subsequent to, the Effective Date, including attorney’s fees and costs incident thereto. The indemnities hereunder shall survive for nine (9) months from the Effective Date.

4.    Delivery of Documents. Assignor will deliver to Assignee, at execution of this Assignment, all of the original Leases, and any other documents relating to the Leases.

5.    Successors and Assigns. This Assignment shall be binding upon the parties hereto and their respective heirs, personal representatives, executors, successors and assigns.

6.    Governing Law. This Assignment shall be governed by, and construed according to, Colorado law.

7.    Execution in Counterparts. This Assignment may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed the date first written above:

ASSIGNOR:	Seagate Belmar Associates, LLC,
a Colorado limited liability company

By:     Belmar Manager SPE, LLC,
a Delaware limited liability company

By:    Belmar Manager, LLC,
a Colorado limited liability company,
sole manager and member

By:    _________________________
Mark B. Polite, Manager

ASSIGNEE:
_______________________________________

By:    _______________________________
Its:    _______________________________

EXHIBIT A

Legal Description

Parcel One:
Lot 2, Block 1, Waterside West Subdivision Filing No. 5, as per the plat recorded November 10, 2005 at Reception No. 2005113307, County of Jefferson, State of Colorado.
Lot 4, Block 2, Waterside West Subdivision Filing No. 5 Lot Line Adjustment No. 1 Plat, according to the plat thereof recorded March 7, 2008 at Reception No. 2008021830, County of Jefferson, State of Colorado.

Parcel Two:
Non-exclusive easements over Tract A and Lots 3 and 5, Block 1, Waterside West Subdivision Filing No. 5 as described in the Declaration of Covenants, Easements and Restrictions recorded November 1, 2006 at Reception No. 2006130785, County of Jefferson, State of Colorado.

EXHIBIT B

Rent Roll

EXHIBIT I

Assignment and Assumption of Service Contracts

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (“Assignment”) is made this _____ day of _____________, 2017 (the “Effective Date”), by and between Seagate Belmar Associates, LLC, a Colorado limited liability company, whose address is c/o Seagate Colorado Partners, LLC, ATTN: Trent Isgrig, 370 17th Street, Suite 4950, Denver, CO 80202 (“Assignor”), to ___________________ (successor in interest to Steadfast Asset Holdings, Inc., a California corporation, whose address is 18100 Von Karman, Suite 500, Irvine, CA 92612 (“Assignee”).

R E C I T A L S:

A.    Assignor owns that certain real property and improvements thereon located at 700 South Reed Court in the City of Lakewood, County of Jefferson, State of Colorado known as the “Belmar Villas”, and legally described on Exhibit A attached hereto and incorporated herein and all appurtenances thereto (collectively called the “Property”).

B.    As owner of the Property, Assignor has acquired certain rights in the contracts listed on Exhibit B attached hereto and incorporated herein (“Contracts”).

C.    Assignor desires to transfer, convey, and assign to Assignee all of Assignor’s right, title and interest in and to the Contracts.

D.    Assignee desires to enter into this Assignment to assume all obligations of Assignor under the Contracts accruing from and after the Effective Date.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and of those contained in the Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Assignment. Assignor hereby grants, conveys and assigns to Assignee all of Assignor's right, title and interest in and to all Contracts listed in Exhibit B. Assignor agrees to pay Assignee any sums derived from Contracts, if any, received by Assignor for periods occurring on or after the Effective Date.

2.    Acceptance and Assumption. Assignee hereby accepts this Assignment by Assignor, agrees to assume the liabilities and obligations of Assignor under the Contracts from and after the Effective Date, and to perform under the Contracts from and after the Effective Date. Assignee agrees to pay to Assignor any sums derived from the Contracts, if any, received by Assignee which accrue and are due and owing prior to the Effective Date.

3.    Indemnity. Assignor agrees to release, indemnify and hold harmless Assignee from and against any and all claims, demands, causes or action, judgments and liabilities arising out of, relating, or pertaining to the Contracts as a result of the acts or omissions of Assignor which accrue prior to the Effective Date, including attorney’s fees and costs thereto. Assignee hereby agrees to release, indemnify and hold harmless Assignor from and against any and all claims, demands, causes or action, judgments, and liabilities arising out of, relating, or pertaining to the Contracts as a result of the acts or omissions of Assignee accruing on, or subsequent to, the Effective Date, including attorney’s fees and costs incident thereto. The indemnities hereunder shall survive for nine (9) months from the Effective Date.

4.    Delivery of Documents. Assignor will deliver to Assignee, at execution of this Assignment, all of the original Contracts, and any other documents relating to the Contracts.

5.    Successors and Assigns. This Assignment shall be binding upon the parties hereto and their respective heirs, personal representatives, executors, successors and assigns.

6.Governing Law. This Assignment shall be governed by, and construed according to, Colorado law.

7.Execution in Counterparts. This Assignment may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the date first written above.

ASSIGNOR:	Seagate Belmar Associates, LLC,
a Colorado limited liability company

By:     Belmar Manager SPE, LLC,
a Delaware limited liability company

By:    Belmar Manager, LLC,
a Colorado limited liability company,
sole manager and member

By:    _________________________
Mark B. Polite, Manager

ASSIGNEE:
_______________________________________

By:    _______________________________
Its:    _______________________________

EXHIBIT A

Legal Description

Parcel One:
Lot 2, Block 1, Waterside West Subdivision Filing No. 5, as per the plat recorded November 10, 2005 at Reception No. 2005113307, County of Jefferson, State of Colorado.
Lot 4, Block 2, Waterside West Subdivision Filing No. 5 Lot Line Adjustment No. 1 Plat, according to the plat thereof recorded March 7, 2008 at Reception No. 2008021830, County of Jefferson, State of Colorado.

Parcel Two:
Non-exclusive easements over Tract A and Lots 3 and 5, Block 1, Waterside West Subdivision Filing No. 5 as described in the Declaration of Covenants, Easements and Restrictions recorded November 1, 2006 at Reception No. 2006130785, County of Jefferson, State of Colorado.

EXHIBIT B

Service Contracts

EXHIBIT J

Assignment of Intangibles

ASSIGNMENT OF INTANGIBLE PROPERTY

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Seagate Belmar Associates, LLC, a Colorado limited liability company, whose address is c/o Seagate Colorado Partners, LLC, ATTN: Trent Isgrig, 370 17th Street, Suite 4950, Denver, CO 80202 (“Assignor”), to _______________ (successor in interest to Steadfast Asset Holdings, Inc., a California corporation, whose address is 18100 Von Karman, Suite 500, Irvine, CA 92612 (“Assignee”), assigns all of its right, title and interest, if any, in and to the intangible property set forth below which is used in connection with ownership and operation of that certain real property and improvements thereon located at 700 South Reed Court in the City of Lakewood, County of Jefferson, State of Colorado known as the “Belmar Villas”, legally described on Exhibit A attached hereto and made a part hereof:

transferable land use entitlements, occupancy permits, conditional use permits, warranties, transferable guaranties, utility taps, permits, licenses (to the extent transferable), tenant lists and applications, signage, trade names, trademarks, software and licenses, and any and all other intangible personal property associated with or related to the Real Property, Improvements or Personal Property, including without limitation, the name “Belmar Villas”, websites, web domains and internet addresses, phone number(s) for the Real Property or Improvements, all fax number(s) for the Real Property or Improvements, and logos

Dated: _________________, 2017.

ASSIGNOR:	Seagate Belmar Associates, LLC,
a Colorado limited liability company

By:     Belmar Manager SPE, LLC,
a Delaware limited liability company

By:    Belmar Manager, LLC,
a Colorado limited liability company,
sole manager and member

By:    _________________________
Mark B. Polite, Manager

ASSIGNEE:
_______________________________________

By:    _______________________________
Its:    _______________________________

EXHIBIT A

Legal Description

Parcel One:
Lot 2, Block 1, Waterside West Subdivision Filing No. 5, as per the plat recorded November 10, 2005 at Reception No. 2005113307, County of Jefferson, State of Colorado.
Lot 4, Block 2, Waterside West Subdivision Filing No. 5 Lot Line Adjustment No. 1 Plat, according to the plat thereof recorded March 7, 2008 at Reception No. 2008021830, County of Jefferson, State of Colorado.

Parcel Two:
Non-exclusive easements over Tract A and Lots 3 and 5, Block 1, Waterside West Subdivision Filing No. 5 as described in the Declaration of Covenants, Easements and Restrictions recorded November 1, 2006 at Reception No. 2006130785, County of Jefferson, State of Colorado.

EXHIBIT K

Material Personal Property

BELMAR VILLAS PPL
DATE: 05.22.2017

ITEM	QUANTITY
Leasing Computer	2
Leasing Monitor	2
Phone System	5
Coffee Maker	1
Dishwasher	1
Guest Chairs	9
Manager Computer	1
Manager Monitors	2
Assistant Man. Computer	1
Assistant Man. Monitor	1
Desk Chairs	5
Paper Shredder	1
Lockbox	1
Office Printer	1
Wall Art	1
Camera system Monitor	1
Camera system Computer	1
Stereo System	1
Check Scanner	1
Manager File Cabinet	1
Manager Printer	1
Leasing Printer	1
Assistant Man. Printer	1
Service Manager Computer	1
Service Manager Monitor	1
Computer/Monitor Combo	1
Mini Fridge Office	1
TV Monitor - Office	1
TV Monitor - Gym	1
Golf Cart	5
Manager Desk	1
Leasing Desk	2
Credenza	1
Business Center Computer	3
Assistant Manager File Cabinet	2
Service Manager File Cabinet	1
Bumbell Set	1
Treadmill	2
Elliptical	2
Bike	1
Weight Ball Rack	1
Leg Press	1
Bench Press	1

All-in-one Machine	1
Excersize balls	6
Incline Bench	1
Business Center Printer	1
Business Center Chairs	3
Plumbing Snake	1
Power Washer	1
ATV	1

Washer/Dryer Combo	32
Range	83
Refrigerator	62
A/C	154
Dishwasher	50

EXHIBIT L

Form of Tenant Notice

[**DATE**]

TO:    All Valued Residents of [**COMMUNITY NAME**]

Re:    Notice of Lease Assignment and Transfer of Security Deposit

This letter is to notify you that the property commonly known as [**COMMUNITY NAME**], [**ADDRESS**] (“Property”) has this date been sold and the ownership transferred.

In connection with this sale, all of the interest of the lessor under your lease of space in the Property, together with your security deposit, have been transferred to the new owner. You are hereby notified that, from and after the date hereof and until further notice, all future payments under your lease should be made payable to [**COMMUNITY NAME**] and mailed to [**COMMUNITY LEASING OFFICE ADDRESS**]. In addition, all questions or other matters regarding your lease should be directed to the property manager at [**COMMUNITY LEASING OFFICE PHONE NUMBER**].

Thank you for your cooperation.

Very truly yours,

a(n)
By:
Name:
Its:

a(n)

By:
Name:
Its: